                                                                    EXHIBIT 99.1




                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                            OLY HIGHTOP PARENT, L.P.

                                TABLE OF CONTENTS

ARTICLE 1

         DEFINED TERMS
         1.1      Definitions.....................................................................................1
         1.2      Construction...................................................................................13

ARTICLE 2
         GENERAL PROVISIONS
         2.1      Purpose........................................................................................13
         2.2      Powers.........................................................................................14
         2.3      Name...........................................................................................14
         2.4      Names and Addresses of Partners................................................................14
         2.5      Place of Business..............................................................................14
         2.6      Additional Filings.............................................................................14
         2.7      Ownership......................................................................................14
         2.8      No Partner Responsible for Other Partner's Commitments.........................................14
         2.9      Term...........................................................................................14
         2.10     Registered Office; Registered Agent............................................................14

ARTICLE 3
         CAPITAL CONTRIBUTIONS
         3.1      Capital Contributions..........................................................................15
         3.2      Admission of Additional Limited Partners.......................................................15
         3.3      Return of Capital..............................................................................16
         3.4      Interest on Capital Contributions..............................................................16
         3.5      No Preemptive Rights...........................................................................16

ARTICLE 4
         ACCOUNTING; BOOKS AND RECORDS; TAX MATTERS
         4.1      Books and Records..............................................................................17
         4.2      Bank Accounts..................................................................................17
         4.3      Reports........................................................................................17
         4.4      Preparation of Tax Returns.....................................................................17
         4.5      Tax Elections..................................................................................17
         4.6      Tax Matters Partner............................................................................17
         4.7      Certain Elections..............................................................................19
         4.8      Capital Accounts...............................................................................19

ARTICLE 5
         DISTRIBUTIONS; ALLOCATIONS
         5.1      Requirement and Characterization of Distributions..............................................19
         5.2      Distributions Upon Liquidation.................................................................21



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
         5.3      Allocations of Income, Profits and Losses......................................................21
         5.4      Special Allocations............................................................................23
         5.5      Curative Allocations...........................................................................24
         5.6      Loss Limitation................................................................................25
         5.7      Tax Allocations:  Code Section 704(c)..........................................................25
         5.8      Other Allocation Rules.........................................................................25

ARTICLE 6
         STATUS OF LIMITED PARTNERS
         6.1      Participation in Management....................................................................26
         6.2      Limited Liability..............................................................................26
         6.3      Outside Activities of Limited Partners.........................................................26
         6.4      Rights of Limited Partners Relating to the Partnership.........................................26

ARTICLE 7
         MANAGEMENT AND OPERATION OF BUSINESS
         7.1      Authority of the General Partner...............................................................27
         7.2      Issuances of Additional Partnership Interests..................................................29
         7.3      Amendment of Agreement and Certificate of Limited Partnership..................................30
         7.4      Compensation of General Partner or Affiliates..................................................30
         7.5      Expenses.......................................................................................30
         7.6      Indemnification................................................................................31
         7.7      Liability of the General Partner...............................................................32
         7.8      Compliance with Law............................................................................33
         7.9      Outside Activities of General Partner..........................................................33

ARTICLE 8
         TRANSFERS OF INTERESTS IN AND
         WITHDRAWALS FROM THE PARTNERSHIP
         8.1      Transfer.......................................................................................33
         8.2      Transfer of General Partner's Partnership Interest.............................................34
         8.3      Limited Partners' Rights to Transfer...........................................................34
         8.4      Substituted Limited Partners...................................................................34
         8.5      Assignees......................................................................................35
         8.6      General Provisions.............................................................................35
         8.7      Admission of Successor General Partner.........................................................36
         8.8      Put Option.....................................................................................36

ARTICLE 9
         SPECIAL MATTERS CONCERNING SENIOR PREFERRED UNITS
         9.1      Designation of Class...........................................................................37
         9.2      Redemption.....................................................................................37
         9.3      Voting Rights..................................................................................39
         9.4      Ranking........................................................................................40



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
ARTICLE 10
         SPECIAL MATTERS CONCERNING REDEEMABLE PREFERRED UNITS
         10.1     Designation of Class...........................................................................40
         10.2     Redemption.....................................................................................40
         10.3     Voting Rights..................................................................................42
         10.4     Ranking........................................................................................43

ARTICLE 11
         DISSOLUTION
         11.1     Dissolution Events.............................................................................44
         11.2     Winding Up.....................................................................................45
         11.3     Timing; Negative Capital Accounts..............................................................47
         11.4     Deemed Distribution and Recontribution.........................................................47
         11.5     Rights of Partners.............................................................................47
         11.6     Notice of Dissolution..........................................................................47
         11.7     Termination of Partnership and Cancellation of Certificate of Limited Partnership..............47
         11.8     Reasonable Time for Winding-Up.................................................................48
         11.9     Waiver of Partition............................................................................48

ARTICLE 12
         POWER OF ATTORNEY
         12.1     Power of Attorney..............................................................................48
         12.2     Duration of Power..............................................................................49

ARTICLE 13
         MISCELLANEOUS
         13.1     Amendments.....................................................................................50
         13.2     Meetings of the Partners.......................................................................51
         13.3     Complete Agreement.............................................................................52
         13.4     Governing Law..................................................................................52
         13.5     Binding Effect.................................................................................52
         13.6     Headings.......................................................................................52
         13.7     Severability...................................................................................52
         13.8     Multiple Counterparts; Facsimile Signatures....................................................52
         13.9     Execution of Documents.........................................................................52
         13.10    Reliance on Authority..........................................................................53
         13.11    No Third Party Beneficiary.....................................................................53
         13.12    References to this Agreement...................................................................53
         13.13    Notices........................................................................................53
         13.14    Title to Partnership Property..................................................................53
         13.15    Reliance on Authority of Person Signing Agreement..............................................54
         13.16    Waiver.........................................................................................54



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

                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                            OLY HIGHTOP PARENT, L.P.


         This Limited Partnership Agreement (this "Agreement") of OLY HIGHTOP PARENT, L.P., a Delaware limited partnership (the "Partnership"), is made and entered into as of this 22nd day of September, 1999, by and among Oly Hightop Parent GP, LLC, as the general partner (the "General Partner"), and those parties identified as Limited Partners on a schedule (the "Ownership Schedule") prepared by the General Partner in accordance with this Agreement (the "Limited Partners").

                                    ARTICLE 1

                                  DEFINED TERMS

         1.1 Definitions. When used in this Agreement, the following terms will have the meanings set forth below.

                  "ACT" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

                  "ADDITIONAL LIMITED PARTNER" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 3.2 hereof and who is shown as such on the books and records of the Partnership.

                  "ADJUSTED CAPITAL ACCOUNT" means the Capital Account maintained for each Partner as of the end of each Fiscal Year (i) increased by any amounts that such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5),
(ii) increased by such Partner's allocable share (as determined under Section 752 of the Code) of any nonrecourse indebtedness of the Partnership to the extent that such indebtedness could not be repaid out of the Partnership's assets if all of the Partnership's assets were sold at their respective Gross Asset Values as of the end of the Fiscal Year and the proceeds from the sales were used to pay the Partnership's liabilities, and (iii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Fiscal Year.

                  "AFFILIATE" or "AFFILIATED" means, as to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have the meanings correlative to the foregoing. In the case of an individual, the term "Affiliate" shall include (i) any lineal descendants of such individual and the spouse of such individual or of such descendants, (ii) any trusts controlled by, or established and maintained for the benefit of, individuals included in (i) above, and (iii) the estate of any of the foregoing. In the case of an estate, trust, or partnership, the term "Affiliate" shall include any beneficiary or partner thereof.

                  "AGGREGATE REDEEMABLE PREFERRED UNITS" means the total outstanding Redeemable Preferred Units as of the Transaction Effective Date. The total number of outstanding Redeemable Preferred Units at the Transaction Effective Date shall be equal to the total number of shares of outstanding Company Redeemable Preferred Stock immediately prior to the Transaction. The amount of Aggregate Redeemable Preferred Units shall be appropriately adjusted, from time to time, to reflect any increases or reductions in the amount of Redeemable Preferred Units.

                  "AGGREGATE SENIOR PREFERRED UNITS" means the total outstanding Senior Preferred Units as of the Transaction Effective Date. The total number of outstanding Senior Preferred Units at the Transaction Effective Date shall be equal to the total number of shares of outstanding Company Senior Preferred Stock immediately prior to the Transaction. The amount of Aggregate Senior Preferred Units shall be appropriately adjusted, from time to time, to reflect any increases or reductions in the amount of Senior Preferred Units.

                  "AGREEMENT" has the meaning assigned to such term in the first paragraph hereof.

                  "APPROVAL" and "APPROVE" means approval in writing.

                  "ASSIGNEE" means a Person to whom one or more Partnership Interests have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Partner.

                  "AUTHORITY" means any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

                  "BANKRUPTCY" means, with respect to any Partner, the first to occur of (i) the entry of a decree or order for relief against the Partner by a court of competent jurisdiction in any involuntary case brought against the Partner under any bankruptcy, insolvency or other similar law (collectively, "DEBTOR RELIEF LAWS") generally affecting the rights of creditors and relief of debtors now or hereafter in effect; (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent under applicable Debtor Relief Laws for the Partner or for any substantial part of its assets or property; (iii) the ordering of the winding up or liquidation of the Partner's affairs; (iv) the filing of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of 180 days or which is not dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law); (v) the commencement by the Partner of a voluntary case under any applicable Debtor Relief Law now or hereafter in effect; (vi) the consent by the Partner to the entry of an order for relief in an involuntary case under any such law or to the appointment of or the taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent under any applicable Debtor Relief Laws for the Partner or for any substantial part of its assets or property; (vii) the making by the Partner of any general assignment for the benefit of its creditors; or (viii) the failure by the Partner generally to pay its debts as such debts become due.

                  "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to close.

                  "CAPITAL ACCOUNT" means, with respect to any Partner, the capital account maintained for such Partner in accordance with the rules of
Section 1.704-1(b)(2)(iv) of the Regulations.
Subject to Section 1.704-1(b)(2)(iv) of the Regulations:

                           (i) To each Partner's Capital Account there shall be credited such Partner's Capital Contribution (net of liabilities that the Partnership is considered to assume or to take subject to under Code Section 752) and such Partner's distributive share of Profits, Income and any items in the nature of income or gain that are specially allocated pursuant to Section 5.4 or Section 5.5 hereof.

                           (ii) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement (net of liabilities that such Partner is considered to assume or to take subject to under Code Section 752) and such Partner's distributive share of Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 5.4 or Section 5.5 hereof.

                           (iii) After the Effective Date, in the event all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.

The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and they shall be interpreted and applied in a manner consistent with such Regulations.

                  "CAPITAL CONTRIBUTION" means, with respect to any Partner, the total amount of cash or the Gross Asset Value of other property contributed (or deemed to have been contributed) to the Partnership with respect to the Partnership Interest held by such Partner. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

                  "CERTIFICATE" means the Certificate of Limited Partnership filed in the office of the Delaware Secretary of State to form the Partnership, as amended from time to time in accordance with the terms hereof and the Act.

                  "CLAIM" has the meaning assigned to such term in Section 7.6 hereof.

                  "CLASS" means a class of Partnership Interests distinguished by a specific alphabetical or other designation.

                  "COMMON LIMITED PARTNER" means Oly Hightop Holding, L.P., a Delaware limited partnership, or any other Person admitted pursuant to this Agreement as a Common Limited Partner either in connection with the issuance of a newly-created Common Unit or as a Substituted Partner with respect to any transferred Common Unit (or any portion thereof), each for only so long as such Person remains as a Common Limited Partner in accordance with this Agreement and the Act.

                  "COMMON UNIT" means a Partnership Interest of a Common Limited Partner.

                  "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and any successor statutory provisions thereto.

                  "COMPANY" means Walden Residential Properties, Inc., a Maryland corporation or any successor thereto by way of merger, consolidation, or transfer of all or substantially all of its assets, and any successors to such successors by similar means.

                  "COMPANY REDEEMABLE PREFERRED STOCK" means the 9.0% Redeemable Preferred Stock, par value $0.01 per share, of the Company.

                  "COMPANY SENIOR PREFERRED STOCK" means the 9.20% Senior Preferred Stock, par value $0.01 per share, of the Company.

                  "DEBTOR RELIEF LAWS" has the meaning assigned to such term in the definition of "Bankruptcy" set forth in this Article 1.

                  "DISTRIBUTABLE ASSETS" means the cash, securities and any other assets of the Partnership available to the Partnership for distribution to the Partners, as determined by the General Partner after payment or provision for:

                           (i) all operating expenses including property taxes;

                           (ii) all scheduled payments of principal, interest and other charges due during any relevant period in respect of any Partnership indebtedness;

                           (iii) all expenditures for capital improvements to the Partnership assets or property;

                           (iv) all current liabilities (including, but not limited to, trade payables and other accounts payable, security deposits and property taxes payable); and

                           (v) Working Capital Reserves in such amounts as the General Partner deems necessary or advisable.

                  "DISTRIBUTION" means a Senior Preferred Distribution or Redeemable Preferred Distribution.

                  "DISTRIBUTION DATE" has the meaning assigned to such term in
Section 5.1(a) hereof.

                  "EFFECTIVE DATE" means the effective date of this Limited Partnership Agreement.

                  "EXCESS WITHHOLDING AMOUNT" has the meaning assigned to such term in Section 5.1(c) hereof.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1984, as amended.

                  "FEDERAL SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "FISCAL QUARTER" means (i) the period commencing on the Effective Date and ending on the last day of the calendar quarter in which the Effective Date occurs, (ii) any subsequent three-month period commencing on each January 1, April 1, July 1 and October 1, and (iii) any portion of a period described in clause (ii) that ends on the date the liquidation of the Partnership is completed.

                  "FISCAL YEAR" means (i) the period commencing on the Effective Date and ending on December 31, 2000, (ii) any subsequent twelve-month period commencing on January 1 and ending on December 31, or (iii) any portion of a period described in clause (ii) that is considered a short taxable year of the Partnership for federal income tax purposes.

                  "GENERAL PARTNER" means (i) Oly Hightop Parent GP, LLC, a Texas limited liability company, and any other Person admitted pursuant to this Agreement in the capacity of general partner of the Partnership, each for only so long as such Person remains as a general partner in accordance with this Agreement and the Act.

                  "GENERAL PARTNER INTEREST" means a Partnership Interest of a General Partner.

                  "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (i) As of the Effective Date, the Gross Asset Value of the Partnership's assets shall be their gross fair market value, as reasonably determined by the General Partner.

                  (ii) The initial Gross Asset Value of any asset contributed (or deemed to have been contributed) by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner.

                  (iii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner as of the following times: (A) the acquisition of an additional Partnership Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an Partnership Interest; and (C) the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations.

                  (iv) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of the distribution as determined by the General Partner and the Partner receiving such distributed asset.

                  (v) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 732(d), Code Section 734(b) or Code Section 743(b), but only to the extent that (x) such adjustments are taken into account in determining Capital Accounts pursuant to clause (vi) of the definition of "Profits" or "Losses" and
         (y) an adjustment pursuant to clause (ii) immediately above is not required in connection with the transaction.

                  "INCAPACITY" or "INCAPACITATED" means, (i) as to any Partner who is a natural Person, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage such Partner's estate; (ii) as to any corporation that is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or revocation of its charter; (iii) as to any partnership that is a Partner, the dissolution of such partnership; (iv) as to any estate that is a Partner, the distribution by the fiduciary of the estate's entire Partnership Interest in the Partnership;
(v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the Bankruptcy of such Partner.

                  "INCOME" means items of gross operating income of the Partnership.

                  "INDEMNITEE" means (i) any Person made a party to a proceeding by reason of such Person's status as (A) a Partner, (B) a director, officer, shareholder, partner, member or employee of a Partner, or (C) any Affiliate of any Person described in (A) or (B) hereof, and (ii) such other

Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability).

                  "IRS" means the United States Internal Revenue Service or any successor thereto.

                  "LAW" shall mean any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Authority, domestic or foreign; (b) the common law, or other legal or quasi-legal precedent; or (c) arbitrator's, mediator's or referee's award, decision, finding or recommendation; including, in each such case or instance, any interpretation, directive, guideline or request, whether or not having the force of law including, in all cases, without limitation any particular section, part or provision thereof.

                  "LIEN" shall mean any of the following: mortgage; lien (statutory or other); or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention, voting agreement or other similar agreement, arrangement, device or restriction; preemptive or similar right; the filing of any financial statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction or sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

                  "LIMITED PARTNER" means any Common Limited Partner, Senior Preferred Limited Partner or Redeemable Preferred Limited Partner. To the extent a General Partner is also a Limited Partner, the General Partner shall be entitled to exercise all rights associated with its Limited Partner Interest without regard to any duties or obligations imposed on the General Partner in its capacity as a General Partner.

                  "LIMITED PARTNER INTEREST" means a Partnership Interest of a Limited Partner.

                  "LIQUIDATING EVENT" has the meaning assigned to such term in
Section 11.1(b) hereof.

                  "LIQUIDATOR" has the meaning assigned to such term in Section
11.2 hereof.

                  "LOSSES" has the meaning assigned to such term in the definition of "Profits" and "Losses" as set forth in this Article 1.

                  "MAJORITY IN INTEREST" means, with respect to any Partners holding any series or Class of Partnership Interests, one or more Partners holding such series or Class of Partnership

Interests and owning more than 50% of the Percentage Interests owned by all Partners holding that series or Class of Partnership Interests.

                  "NEWCO" means Oly Hightop Corporation, a Maryland corporation.

                  "NONRECOURSE DEDUCTIONS" has the meaning assigned to such term in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

                  "NONRECOURSE LIABILITY" has the meaning assigned to such term in Regulations Section 1.752-1(a)(2).

                  "OWNERSHIP SCHEDULE" has the meaning assigned to such term in the introductory paragraph hereof.

                  "PARTNER" means any General Partner or Limited Partner. If a Partner transfers its Partnership Interest, such Person shall remain a Partner in respect of such Partnership Interest until the transferee is admitted as a Substituted Partner in respect of such Partnership Interest in accordance with this Agreement and the Act, if ever.

                  "PARTNER MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

                  "PARTNER NONRECOURSE DEBT" has the meaning assigned to such term in Regulations Section 1.704-2(b)(4).

                  "PARTNER NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall be determined in accordance the rules of Regulations Section 1.704-2(i)(2).

                  "PARTNERSHIP" has the meaning assigned to such term in the first paragraph of this Agreement.

                  "PARTNERSHIP EXPENSES" has the meaning assigned to such term in Section 7.5(b) hereof.

                  "PARTNERSHIP INTEREST" means an ownership interest in the Partnership and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement and the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

                  "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations
Section 1.704-2(d).

                  "PERCENTAGE INTEREST" means, as of the Effective Date, the percentage set forth opposite each Partner's name in the Ownership Schedule under the column captioned "Percentage Interest", as determined based on the ratio of each Partner's respective Capital Account balance to the aggregate Capital Account balances of all Partners, as amended from time to time pursuant to Section 3.1.

                  "PERSON" means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, joint stock company, joint venture, association or other entity, or any government, or any agency or political subdivision thereof.

                  "PROFITS" and "LOSSES" means, for each Fiscal Year, an amount equal to the Partnership's taxable income or loss as reported on the Partnership's U.S. Partnership Return of Income (Form 1065) for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                           (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

                           (ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704- 1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Profits and Losses shall be subtracted from such taxable income or loss;

                           (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clauses (iii) or (iv) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                           (iv) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                           (v) The depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss shall be taken into account for such Fiscal Year in accordance with Section 1.704-1(b)(2)(iv)(g) of the Regulations;

                           (vi) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required, pursuant to Section 1.704- 1(b)(2)(iv)(m)(4) of the Regulations, to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's Partnership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

                           (vii) Notwithstanding any other provisions of this definition, items of Income allocated pursuant to Section 5.3(a) hereof and any items which are specially allocated pursuant to Section 5.4 or
         Section 5.5 hereof shall not be taken into account in computing Profits or Losses.

The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 5.4 or Section 5.5 hereof shall be determined by applying rules analogous to those set forth in clauses (i) through (vi) above.

                  "PUT LIMITED PARTNER" has the meaning assigned to such term in
Section 8.8 hereof.

                  "PUT OPTION" has the meaning assigned to such term in Section
8.8 hereof.

                  "PUT OPTION CLOSING DATE" has the meaning assigned to such term in Section 8.8 hereof.

                  "PUT OPTION EXERCISE NOTICE" has the meaning assigned to such term in Section 8.8 hereof.

                  "PUT OPTION EXERCISE PERIOD" has the meaning assigned to such term in Section 8.8 hereof.

                  "PUT OPTION EXERCISE PRICE" has the meaning assigned to such term in Section 8.8 hereof.

                  "PUT UNIT" has the meaning assigned to such term in Section
8.8 hereof.

                  "RECAPTURE INCOME" means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

                  "RECORD DATE", with respect to each distribution of Distributable Assets pursuant to Section 5.1 hereof, means the date determined by the General Partner which is at least 10 calendar days prior to the date of distribution.

                  "REDEEMABLE PREFERRED LIMITED PARTNER" means each Person who received a Redeemable Preferred Unit in exchange for a share of Company Redeemable Preferred Stock pursuant to the Transaction or any other Person admitted pursuant to this Agreement as a Redeemable Preferred Limited Partner either in connection with the issuance of a newly-created Redeemable Preferred Unit or as a Substituted Partner with respect to any transferred Redeemable Preferred Unit.

                  "REDEEMABLE PREFERRED REDEMPTION PRICE" has the meaning assigned to such term in Section 10.2(a) hereof.

                  "REDEEMABLE PREFERRED REDEMPTION DATE" has the meaning assigned to such term in Section 10.2(b) hereof.

                  "REDEEMABLE PREFERRED LIQUIDATION PREFERENCE" has the meaning assigned to such term in Section 11.2(a)(iv) hereof.

                  "REDEEMABLE PREFERRED UNIT" means a Partnership Interest of a Redeemable Preferred Limited Partner.

                  "REGULATIONS" means the Income Tax Regulations promulgated by the United States Department of the Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "REGULATORY ALLOCATIONS" has the meaning assigned to such term in Section 5.5 hereof.

                  "SENIOR PREFERRED LIMITED PARTNER" means each Person who received a Senior Preferred Unit in exchange for a share of Company Senior Preferred Stock pursuant to the Transaction or any other Person admitted pursuant to this Agreement as a Senior Preferred Limited Partner either in connection with the issuance of a newly-created Senior Preferred Unit or as a Substituted Partner with respect to any transferred Senior Preferred Unit.

                  "SENIOR PREFERRED REDEMPTION PRICE" has the meaning assigned to such term in Section 9.2(a) hereof.

                  "SENIOR PREFERRED REDEMPTION DATE" has the meaning assigned to such term in Section 9.2(b) hereof.

                  "SENIOR PREFERRED LIQUIDATION PREFERENCE" has the meaning assigned to such term in Section 11.2(a)(iii) hereof.

                  "SENIOR PREFERRED UNIT" means a Partnership Interest of a Senior Preferred Limited Partner.

                  "STATE ACTS" has the meaning assigned to such term on the cover page hereof.

                  "SUBSIDIARY" of any Person means (i) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and
(ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

                  "SUBSTITUTED PARTNER" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 8.4 hereof.

                  "TAX MATTERS PARTNER" has the meaning assigned to such term in
Section 4.6 hereof.

                  "TERMINATING CAPITAL TRANSACTION" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

                  "TRANSACTION" means the merger of the Company with and into Newco pursuant to the Walden Merger Agreement.

                  "TRANSACTION EFFECTIVE DATE" means the effective time of the Transaction which shall occur upon the filing of the Articles of Merger (prepared and executed in accordance with the relevant provisions of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland and the Maryland General Corporation Law) to evidence the Transaction with, and acceptance for record of those Articles of Merger by, the State Department of Assessments and Taxation of Maryland, or at such later time (but not to exceed 30 days after the Articles of Merger are accepted for record by the State of Department of Assessments and Taxation of Maryland) specified in the Articles of Merger.

                  "UNPAID DISTRIBUTION ACCOUNT" means an Unpaid Senior Preferred Distribution Account or an Unpaid Redeemable Preferred Distribution Account, as applicable.

                  "UNPAID REDEEMABLE PREFERRED DISTRIBUTION ACCOUNT" means an account to be maintained by the Partnership for the Redeemable Preferred Limited Partners and to which will be credited (i) for each full Fiscal Quarter the product of (w) the Aggregate Redeemable Preferred Units, (x) $25.00, (y) 10% and
(z) a fraction, the numerator of which is 90 and the denominator of which is 360, and (ii) for each partial Fiscal Quarter the product of (w) the Aggregate Redeemable Preferred Units, (x) $25.00, (y) 10% and (z) a fraction, the numerator of which is the number of days from and including the immediately preceding Distribution Date to, but not including, the current Distribution Date and the denominator of which is 360; provided, however, that with respect to the Fiscal Quarter that includes the Transaction Effective Date, the fraction described in the second clause (z) above shall have a numerator which is the number of days from and including the Transaction Effective Date to, but not including, the Distribution Date and a denominator of 360, and from which will be debited the amount of any Distributable Assets which are distributed pursuant to Section 5.1(a)(ii)(B) hereof.

                  "UNPAID SENIOR PREFERRED DISTRIBUTION ACCOUNT" means an account to be maintained by the Partnership for the Senior Preferred Limited Partners and to which will be credited (i) for each full Fiscal Quarter the product of (w) the Aggregate Senior Preferred Units, (x) $25.00, (y) 10% and (z) a fraction, the numerator of which is 90 and the denominator of which is 360, and (ii) for each partial Fiscal Quarter the product of (w) the Aggregate Senior Preferred Units, (x) $25.00, (y) 10% and (z) a fraction, the numerator of which is the number of days from and including the immediately preceding Distribution Date to, but not including, the current Distribution Date and the denominator of which is 360; provided, however, that with respect to the Fiscal Quarter that includes the Transaction Effective Date, the fraction described in the second clause (z) above shall have a numerator which is the number of days from and including the Transaction Effective Date to, but not including, the Distribution Date and a denominator of 360, and from which will be debited the amount of any Distributable Assets which are distributed pursuant to Section 5.1(a)(i)(B)hereof.

                  "WALDEN MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of September _______, 1999, among Walden Residential Properties, Inc., Newco, and the Partnership.

                  "WORKING CAPITAL RESERVES" means the amount of reserves set aside for the proper operation of the Partnership from time to time in the sole discretion of the General Partner.

         1.2 Construction. As used herein, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires; words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.


                                    ARTICLE 2
                               GENERAL PROVISIONS

         2.1 Purpose. The purpose and nature of the business of the Partnership is to invest in (either directly or through the acquisition of interests in partnerships or other entities), purchase (either directly or through the acquisition of interests in partnerships or other entities), develop, own, manage, lease, finance and dispose of multi-family real estate properties and any improvements thereon, enter into any partnership, joint venture, or similar arrangement whose primary business is to engage in any of the foregoing, or to own interests in any entity primarily engaged in any of the foregoing, and to do anything necessary or appropriate to accomplish the foregoing.

         2.2 Powers. The Partnership shall be empowered to do any and all acts necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.

         2.3 Name. The name of the Partnership shall be Oly Hightop Parent, L.P. The Partnership's business may be conducted under any other name or names approved by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall furnish written notification to the Limited Partners no later than 90 days after making any such change.

         2.4 Names and Addresses of Partners. The names and addresses of the Partners are set forth in the books and records of the Partnership.

         2.5 Place of Business. The principal place of business of the Partnership shall be at 200 Crescent Court, Suite 1600, Dallas, Texas 75201. The General Partner may change the place of business at any time and from time to time by providing prompt notice to the Limited Partners. The Partnership also may have such other offices or places of business as the General Partner determines to be appropriate.

         2.6 Additional Filings. The Partnership shall make any filings or disclosures required by the laws of any other state with respect to the qualification of the Partnership as a foreign limited partnership under the internal laws of each such state.

         2.7 Ownership. Unless otherwise required by applicable law, the Partnership Interest of each Partner shall be treated as personal property for all purposes.

         2.8 No Partner Responsible for Other Partner's Commitments. The Partnership shall not be responsible or liable for any indebtedness or obligation of any Partner incurred, either before or after the execution of this Agreement, in good faith in carrying out the purpose of the Partnership, or hereafter undertaken or incurred on behalf of the Partnership under or pursuant to the terms of this Agreement, or assumed in writing by the Partnership, and the Partnership hereby indemnifies and agrees to hold the Partners harmless from all such obligations and indebtedness.

         2.9 Term. The Partnership shall continue until the dissolution of the Partnership pursuant to the express provisions of Article 11 hereof or as otherwise provided by Law.

         2.10 Registered Office; Registered Agent. The initial registered office and registered agent of the Partnership in the State of Delaware shall be as set forth in the Certificate. The General Partner may from time to time change the registered office and the registered agent. If the General Partner changes the Partnership's registered office or agent (or if the General Partner is notified of a change in the registered agent's office address), the General Partner shall promptly notify each Limited Partner of any such change.

                                    ARTICLE 3
                              CAPITAL CONTRIBUTIONS

         3.1 Capital Contributions. The General Partner shall prepare, as soon as practicable following the Effective Date, the Ownership Schedule which shall be included in the books and records of the Partnership maintained by the General Partner and which shall reflect, as of the Effective Date, (A) the number of Common Units owned by each Common Limited Partner, (B) the number of Senior Preferred Units owned by each Senior Preferred Limited Partner, (C) the number of Redeemable Preferred Units owned by each Redeemable Preferred Limited Partner, (D) the Capital Account of each Partner and (E) the Percentage Interest of each Partner, which Percentage Interest shall be adjusted in the Ownership Schedule from time to time by the General Partner to the extent necessary to reflect accurately redemptions, Capital Contributions, the issuance of additional Partnership Interests, the transfer of Partnership Interests or similar events having an effect on a Partner's Percentage Interest, including, without limitation, the Transaction. The General Partner shall from time to time make additional Capital Contributions to the Partnership to maintain the ratio of the General Partner's and Limited Partners' Capital Contributions at 99.99% to .01%. Except as provided in the foregoing sentence, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

         3.2      Admission of Additional Limited Partners.

                  (a) If the Transaction is approved and adopted by the affirmative vote of both (i) the holders of at least two-thirds of the outstanding shares of Company Senior Preferred Stock entitled to vote thereon and (ii) the holders of at least two-thirds of the outstanding shares of Company Redeemable Preferred Stock entitled to vote thereon, voting as separate classes, then, on the Transaction Effective Date, (A) the holders of Company Senior Preferred Stock shall be admitted as Senior Preferred Limited Partners and shall receive one Senior Preferred Unit for each share of Company Senior Preferred Stock so held and (B) the holders of Company Redeemable Preferred Stock shall be admitted as Redeemable Preferred Limited Partners and shall receive one Redeemable Preferred Unit for each share of Company Redeemable Preferred Stock so held, in each case, automatically and without any further action or Approval of any Person, including the General Partner. The General Partner is authorized and directed to (i) issue the Senior Preferred Units to the Senior Preferred Limited Partners and the Redeemable Preferred Units to the Redeemable Preferred Limited Partners and (ii) amend the Ownership Schedule to the extent necessary to reflect the admission of the Senior Preferred Limited Partners and the Redeemable Preferred Limited Partners on the Transaction Effective Date.

                  (b) After the Transaction Effective Date, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an "Additional Limited Partner" only upon furnishing to the General Partner (i) a written agreement in form satisfactory to the General Partner accepting all of the terms and conditions of this Agreement, including, but not limited to, the power of attorney granted in
Section 12.2 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner. The General

Partner shall provide prompt notice to all Limited Partners of the admission to the Partnership of an Additional Limited Partner.

                  (c) Notwithstanding anything to the contrary in this Section
3.2 and except as provided in Section 3.2(a), no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. Except as provided in Section 3.2(a), the admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership as being a Partner, following the consent of the General Partner to such admission.

                  (d) If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Profits, Losses, each item thereof and all other items allocable among Partners and Assignees for such Fiscal Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using any permissible method selected by the General Partner in its sole discretion. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all Partners and Assignees including such Additional Limited Partner. All distributions of Distributable Assets with respect to which the Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Distributable Assets thereafter shall be made to all the Partners and Assignees including such Additional Limited Partners in accordance with, and subject to the limitations of, this Agreement.

         3.3 Return of Capital. No Partner shall have the right to demand or receive the return of such Partner's Capital Contributions to the Partnership.

         3.4 Interest on Capital Contributions. No Partner shall receive any interest or amount computed like interest on such Partner's Capital Contributions to the Partnership or such Partner's Capital Account, notwithstanding any disproportion therein as between or among the Partners.

         3.5 No Preemptive Rights. No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) the issuance or sale of any Partnership Interests.

                                    ARTICLE 4
                   ACCOUNTING; BOOKS AND RECORDS; TAX MATTERS

         4.1 Books and Records. The books and records of the Partnership shall, at the cost and expense of the Partnership, be kept or caused to be kept on the accrual method of accounting for financial and tax reporting purposes by the General Partner (or such other Person as the General

Partner may from time to time designate) at the principal place of business of the Partnership. Such books and records shall be kept on the basis of the Partnership's Fiscal Year.

         4.2 Bank Accounts. All funds of the Partnership shall be deposited in its name in an account or accounts maintained with such bank as is determined by the General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person except to the extent that the General Partner utilizes sweep accounts with respect to the properties and other real property owned or managed by affiliates of the General Partner. Checks shall be drawn upon the Partnership account or accounts only for the purposes of the Partnership and shall be signed by the General Partner or such Person or Persons as are authorized by the General Partner.

         4.3 Reports. As soon as practicable, but in no event later than 120 days after the close of each calendar year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the calendar year summary financial statements of the Partnership for such calendar year, presented in accordance with generally accepted accounting principles.

         4.4 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish to each Limited Partner, within 60 days of the close of each taxable year, IRS Form K-1, comparable state forms for the jurisdictions in which income-producing property of the Partnership is located and any other tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

         4.5 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. The General Partner shall have the right to seek to revoke any such election upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

         4.6 Tax Matters Partner.

                  (a) The General Partner shall be the "Tax Matters Partner" of the Partnership for federal income tax purposes. The General Partner will timely notify the IRS as required of its designation as Tax Matters Partner. Pursuant to Section 6230 of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profits interest of each of the Limited Partners and the Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and the Assignees.

                  (b) Except as required by applicable Law, the Tax Matters Partner shall not take any positions for federal income tax purposes contrary to the intended federal income tax treatment of transactions, allocations, and distributions described in, or made pursuant to, this Agreement. To the extent not inconsistent with the foregoing provisions, the Tax Matters Partner is authorized, but not required:

                           (i) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint of for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

                           (ii) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

                           (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                           (iv) to file a request or an administrative adjustment with the IRS at any time and if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                           (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

                           (vi) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by Law.

         The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by Law, is a matter in the sole and absolute discretion of the Tax Matters Partner and the provisions relating to indemnification of the General Partner set forth in Section 7.6 hereof shall be fully applicable to the Tax Matters Partner in its capacity as such.

                  (c) The Tax Matters Partner shall receive no compensation for its services. All third party costs and expenses incurred by the Tax Matters Partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm or a law firm to assist the Tax Matters Partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

         4.7 Certain Elections. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code. In connection with the first transfer of a Partnership Interest permitted under this Agreement, the General Partner shall cause the Partnership, on behalf of the Partnership and at the time and in the manner provided in Section 1.754-1(b) of the Regulations, to make an election to adjust the basis of the Partnership's property in the manner provided in Sections 734(b) and 743(b) of the Code.

         4.8 Capital Accounts. As of the Effective Date, the Capital Accounts of the Common Limited Partner and the General Partner shall be equal to 99.99% and
 .01%, respectively, of the Gross Asset Value of the Partnership's assets, net of Partnership liabilities. Upon the issuance of the Senior Preferred Units and the Redeemable Preferred Units pursuant to the Transaction, the Capital Account attributable to each Senior Preferred Unit and Redeemable Preferred Unit shall be $25.00, and the Capital Accounts of the Common Limited Partner and the General Partner shall be equal to 99.99% and .01%, respectively, of the difference between (A) the Gross Asset Value of the Partnership's assets, net of Partnership liabilities, as of the Transaction Effective Date, and (B) the aggregate Capital Accounts attributable to the Senior Preferred Limited Partners and the Redeemable Preferred Limited Partners as of the Transaction Effective Date.


                                    ARTICLE 5
                           DISTRIBUTIONS; ALLOCATIONS

         5.1 Requirement and Characterization of Distributions.

                  (a) Distributable Assets may be distributed by the Partnership at such time (each a "Distribution Date") and in such amounts as the General Partner may determine, in its sole discretion, in the following order of priority:

                           (i) first, to the Senior Preferred Limited Partners who are, and to any former Senior Preferred Limited Partners who were, Partners on the Record Date for such distribution in proportion to their respective Percentage Interests on such Record Date until the Senior Preferred Limited Partners have received an amount pursuant to this clause equal to the balance in the Unpaid Senior Preferred Distribution Account; and

                           (ii) second, to the Redeemable Preferred Limited Partners who are, and to any former Redeemable Preferred Limited Partners who were, Partners on the Record Date with respect to such distribution in proportion to their respective Percentage Interests on such Record Date until the Redeemable Preferred Limited Partners have received an amount pursuant to this clause equal to the balance in the Unpaid Redeemable Preferred Distribution Account; and

                           (iii) thereafter, .01% to the General Partner and 99.99% to the Common Limited Partners in accordance with their respective Percentage Interests.

                  (b) The General Partner shall have the power to determine any alternative minimum tax adjustments and tax preference items in such manner and in such amounts as the General Partner may determine in the General Partner's discretion.

                  (c) If, pursuant to (i) any provision of the Code or the Regulations or (ii) any comparable state law, the Partnership is required to withhold any tax with respect to a Partner's distributive share of partnership income, gain, loss, deduction or credit, the Partnership shall withhold the required amount and pay the same over to the taxing authorities as required by the Code, the Regulations or state law. The amount withheld will be deducted from the amount that would otherwise be distributed to that Partner, but will be treated as though it had been distributed to the Partner with respect to which the Partnership is required to withhold. If at any time the amount required to be withheld by the Partnership exceeds the amount of money that would otherwise be distributed to the Partner with respect to which the withholding requirement applies on the following Record Date (the "Excess Withholding Amount"), then the Partnership shall provide notice and a brief explanation to such Partner of the Excess Withholding Amount and if such amount is not paid within 30 days from the date of such notice the Excess Withholding Amount shall be considered a loan from the Partnership to such Partner. Such loan shall bear interest at 14% until discharged by such Partner by repayment. Any amounts otherwise distributable to such Partner on each Record Date following such Record Date referred to in determining the Excess Withholding Amount will be treated as a repayment of such loan.

                  (d) If distributions of property (rather than cash) are made by the Partnership, the General Partner shall treat such property as though it were sold for its fair market value, crediting or debiting the Capital Accounts, as the case may be, for the difference between the fair market value and basis of such property (the hypothetical gain or hypothetical loss, as the case may be). The General Partner shall have the discretion to distribute cash or property to any Partner provided that the fair market value of the cash and property received by all Partners in the distribution is in compliance with
Section 5.1(a). Fair market value shall be determined by the General Partner in its reasonable discretion. Notwithstanding the foregoing, if the property to be distributed is securities of another issuer and the securities are then listed on a national securities exchange or traded over the counter, the fair market value of the securities shall be equal to the average of the closing prices, the average of the last sales prices, or the average of the bid and asked prices, as the case may be, for the 20 trading days immediately preceding the distribution date. Notwithstanding the foregoing, all distributions to Senior Preferred Limited Partners pursuant to Section 5.1(a)(i) and Redeemable Preferred Limited Partners pursuant to
Section 5.1(a)(ii) may be made only in cash.

         5.2 Distributions Upon Liquidation. Proceeds from a Terminating Capital Transaction, and any other proceeds received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Partners in accordance with Section 11.2 hereof.

         5.3 Allocations of Income, Profits and Losses. After giving effect to the special allocations set forth in Sections 5.4 and 5.5 hereof, Profits, Income and Losses for a Fiscal Year or other period shall be allocated for both tax and Capital Account purposes, in the following manner:

                  (a) Income and Profits shall be allocated in the following order and priority:

                           (i) first, Income shall be allocated to the Senior Preferred Limited Partners in proportion to their respective Percentage Interests until the amount of Income allocated to the Senior Preferred Limited Partners pursuant to this clause (i) for the current Fiscal Year equals the excess of (A) the cumulative amount of the Senior Preferred Distribution for each Fiscal Quarter of the current Fiscal Year and all prior Fiscal Years (but only to the extent that such distributions have been previously paid to the Senior Preferred Limited Partners pursuant to Section 5.1(a)(i) hereof) over (B) the cumulative amount of Income allocated to the Senior Preferred Limited Partners pursuant to this clause (i) for all prior Fiscal Years;

                           (ii) second, Income shall be allocated to the Redeemable Preferred Limited Partners in proportion to their respective Percentage Interests until the amount of Income allocated to the Redeemable Preferred Limited Partners pursuant to this clause
                                    (ii) for the current Fiscal Year equals the excess of (A) the cumulative amount of the Redeemable Preferred Distribution for each Fiscal Quarter of the current Fiscal Year and all prior Fiscal Years (but only to the extent that such distributions have been previously paid to the Redeemable Preferred Limited Partners pursuant to Section 5.1(a)(ii) hereof) over (B) the cumulative amount of Income allocated to the Redeemable Preferred Limited Partners pursuant to this clause (ii) for all prior Fiscal Years;

                           (iii)    [intentionally omitted]

                           (iv) third, Profits shall be allocated to the Common Limited Partners and the General Partner, in proportion to and to the extent of an amount equal to the excess, if any, of
                                    (A) the cumulative Losses allocated to
                                    such Partners pursuant to Section 5.3(b)(iv) hereof for all prior Fiscal Years, over (B) the cumulative Profits allocated to such Partners pursuant to this Section 5.3(a)(iv) for all prior Fiscal Years;

                           (v) fourth, Profits shall be allocated to the Senior Preferred Limited Partners, in proportion to and to the extent of an amount equal to the excess, if any, of (A) the cumulative Losses allocated to each such Partner pursuant to Section 5.3(b)(iii) hereof for all prior Fiscal Years, over (B) the cumulative Profits allocated to such Partner pursuant to this Section 5.3(a)(v) for all prior Fiscal Years;

                           (vi) fifth, Profits shall be allocated to the Redeemable Preferred Limited Partners, in proportion to and to the extent of an amount equal to the excess, if any, of (A) the cumulative Losses allocated to each such Partner pursuant to Section 5.3(b)(ii) hereof for all prior Fiscal Years, over (B) the cumulative Profits allocated to such Partner pursuant to this Section 5.3(a)(vi) for all prior Fiscal Years; and

                           (vii) thereafter, Profits shall be allocated to the General Partner and the Common Limited Partners in proportion to their respective Percentage Interests.

                  (b) Losses shall be allocated in the following order and priority:

                           (i) first, to the General Partner and the Common Limited Partners in proportion to and until the amount of Losses allocated pursuant to this clause (i) for the current Fiscal Year equals the excess, if any, of (A) the sum of
                                    (I) their respective Capital Account
                                    balances on the Effective Date, (II) the Capital Contributions made by such Partners subsequent to the Effective Date and (III) the cumulative amount of Profits allocated to such Partners pursuant to Section 5.3(a)(vii) hereof over (B) the sum of (I) cumulative amount of Losses allocated to such Partners pursuant to this clause (i) for all prior Fiscal Years and (II) the cumulative amount of distributions made to them pursuant to Section 5.1(a)(iii) hereof;

                           (ii) second, to the Redeemable Preferred Limited Partners, in proportion to their respective Percentage Interests until the amount of Losses allocated pursuant to this clause
                                    (ii) for the current Fiscal Year equals
                                    the excess, if any, of (A) the sum of (I) the aggregate amount of the portion of their Capital Account balances on the date of such Partners' admission to the Partnership attributable to Redeemable Preferred Units,
                                    (II) the aggregate Capital Contributions made by such Partners subsequent to the date of such Partners' admission to the Partnership in respect of their Redeemable Preferred Units, and (III) the cumulative amount of Income allocated to them pursuant to Section 5.3(a)(ii) hereof over (B) the sum of (I) cumulative amount of Losses allocated to such Partners pursuant to this clause (ii) for all prior Fiscal Years and (II) the cumulative amount of distributions made to them pursuant to Section 5.1(a)(ii) hereof;

                           (iii) third, to the Senior Preferred Limited Partners, in proportion to their respective Percentage Interests until the amount of Losses allocated pursuant to this clause
                                    (iii) for the current Fiscal Year equals the excess, if any, of (A) the sum of (I) the aggregate amount of the portion of their Capital Account balances on the date of such Partners' admission to the Partnership attributable to Senior Preferred Units, (II) the aggregate Capital Contributions made by such Partners subsequent to the date of such Partners' admission to the Partnership in respect of their Senior Preferred Units, and
                                    (III) the cumulative amount of Income
                                    allocated to them pursuant to Section
                                    5.3(a)(i) hereof over (B) the sum of (I) cumulative amount of Losses allocated to such Partners pursuant to this clause (iv) for all prior Fiscal Years and (II) the cumulative amount of distributions made to them pursuant to Section 5.1(a)(i) hereof; and

                           (iv) thereafter, .01% to the General Partner and 99.99% to the Common Limited Partners in proportion to their Percentage Interests.

         5.4 Special Allocations. The following special allocations shall be made in the following order:

                  (a) Notwithstanding any other provision of this Agreement to the contrary, if in any Fiscal Year there is a net decrease in Partnership Minimum Gain, then each Partner shall first be allocated items of Partnership income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the portion of such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with the provisions of Regulations Section 1.704-2(g). As provided in Regulations Section 1.704-2(j), income of the Partnership allocated for any Fiscal Year under this subsection shall consist first of items of book gain recognized from the disposition of Partnership property subject to Nonrecourse Liabilities to the extent of the decrease in Partnership Minimum Gain that is attributable to such disposition, with any remaining allocated income deemed to be made up of a pro rata portion of the Partnership's other items of gross income for such taxable year.

                  (b) Notwithstanding any other provision of this Agreement to the contrary, except as specified in Section 5.4(a), if in any Fiscal Year there is a net decrease in Partner Minimum Gain, then each Partner shall first be allocated items of Partnership income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the portion of such Partner's share of the net decrease in such Partner Minimum Gain, determined in accordance with the provisions of Regulations Section 1.704-2(i). As provided in Regulations Section 1.704-2(j), income of the Partnership allocated for any taxable year under this subsection shall consist first of items of book gain recognized from the disposition of Partnership property subject to Partner Nonrecourse Debt to the extent of the decrease in Partner Minimum Gain that is attributable to such disposition, with any remaining allocated income deemed to be made up of a pro rata portion of the Partnership's other items of gross income for such taxable year.

                  (c) In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704- 1(b)(2)(ii)(d)(6) of
the Regulations, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit, if any, of such Partner as quickly as possible, provided that an allocation pursuant to this Section 5.4(c) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 5 have been tentatively made as if this
Section 5.4(c) were not in the Agreement.

                  (d) In the event a Limited Partner (who is not also a General Partner) has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount the Limited Partner is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount the Limited Partner is deemed to be obligated to restore pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations, the Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.4(d) shall be made only if and to the extent that the Limited Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 5 have been made as if Section 5.4(c) hereof and this Section 5.4(d) were not in the Agreement.

                  (e) Notwithstanding anything to the contrary in this Agreement, any Partner Nonrecourse Deductions for any Fiscal Year or other period shall be allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable.

                  (f) To the extent an adjustment to the adjusted tax basis of any Partnership asset is required pursuant to Code Section 732(d), Code Section 734(b) or Code Section 743(b), the Capital Accounts of the Partners shall be adjusted pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations.

         5.5 Curative Allocations. The allocations set forth in Sections 5.4 and
5.6 hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 5.5. Therefore, notwithstanding any other provision of this Article 5 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Section 5.3.

         5.6 Loss Limitation. The Losses allocated to a Limited Partner pursuant to Section 5.3(b) hereof shall not exceed the maximum amount of Losses that can be so allocated without causing a Limited Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. All Losses in excess of the limitations set forth in this Section 5.6 shall be allocated among the Partners other than the Limited Partner referred to in the immediately preceding sentence in accordance with Section 5.3(b) hereof.

         5.7 Tax Allocations: Code Section 704(c). In accordance with Code
Section 704(c) and the Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value in Section 1.1). In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (v) of the definition of Gross Asset Value in
Section 1.1, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations promulgated thereunder. The Partnership shall use the "traditional method" as set forth in Treasury Regulation Section 1.704-3(b) for making Section 704(c) allocations with respect to the assets owned by the Partnership on the Effective Date.

         5.8 Other Allocation Rules.

                  (a) Profits and Losses, each item thereof and all other items allocable among Partners for the Fiscal Year that includes the Effective Date shall be allocated among the Partners by taking into account their varying interests during such Fiscal Year in accordance with Section 706(d) of the Code, using any permissible method selected by the General Partner in its sole discretion.

                  (b) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall to the extent possible, after taking into account other required allocations of gain pursuant to this Article 5, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

                  (c) If a Partnership Interest is transferred during any Fiscal Year, the Profits or Losses attributable to such Partnership Interest for such Fiscal Year shall be divided and allocated proportionately between the transferor and the transferee in accordance with Section 8.6(d) hereof.

                  (d) In accordance with Section 752 of the Code and Regulations
Section 1.752- 3(a)(3), excess Nonrecourse Liabilities shall be allocated to the Partners, to the extent possible, in accordance with their respective Percentage Interests.


                                    ARTICLE 6
                           STATUS OF LIMITED PARTNERS

         6.1 Participation in Management. The Limited Partners, as such, shall not (i) participate in the management or control of the Partnership's business,
(ii) transact any business for the Partnership, nor (iii) have the power to act for or bind the Partnership, said powers being vested solely and exclusively in the General Partner. The Limited Partners shall have only the voting rights expressly set forth in this Agreement or as required under the Act.

         6.2 Limited Liability. No Limited Partner shall be bound by, or personally liable for, the expenses, liabilities, or obligations of the Partnership, except as provided in the Act.

         6.3 Outside Activities of Limited Partners. Any Limited Partner and any officer, director, employee, agent, trustee, family member, partner, shareholder or Affiliate of any Limited Partner shall be entitled to and may have business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Persons, could be taken by such Person.

         6.4 Rights of Limited Partners Relating to the Partnership. In addition to other rights provided by this Agreement or by the Act, each Limited Partner shall have the right, upon five Business Days' prior written notice, at such Limited Partner's own expense (including reimbursement for actual third party copying and administrative charges that the General Partner may incur):

                  (a) to obtain a list of the name and last known business, residence or mailing address of each Partner; and

                  (b) to obtain additional copies of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed.

                                    ARTICLE 7
                      MANAGEMENT AND OPERATION OF BUSINESS

         7.1 Authority of the General Partner. At all times during the existence of this Partnership, and subject to any express Approvals otherwise required by this Agreement, the General Partner shall have all rights and powers which may be possessed by a general partner pursuant to the Act and shall have the exclusive right and the obligation acting solely by itself and without the necessity of approval by any Limited Partner or any other Person to operate, manage and control the Partnership and its business, assets and affairs. The General Partner may not be removed by the Limited Partners with or without cause. The General Partner shall have the authority to execute on behalf of the Partnership such agreements, contracts, instruments and other documents as it shall from time to time approve, such approval to be conclusively evidenced by its execution and delivery of any of the foregoing, including, without limitation: (i) checks, drafts, notes and other negotiable instruments; (ii) deeds of trust and assignments of rights; (iii) contracts for the sale of assets, deeds, leases, assignments and bills of sale; and (iv) loan agreements, mortgages, security agreements, pledge agreements and financing statements. In addition to the powers given to the General Partner by Law, and without limiting the generality of the foregoing powers of the General Partner, the General Partner shall have the power and authority to do the following on behalf of and at the cost, expense and risk of, the Partnership:

                  (a) to borrow money for the Partnership from any Person, including the General Partner or its Affiliates; provided that any loans from the General Partner or its Affiliates must be on terms substantially similar to those that could have been obtained from a non-Affiliate;

                  (b) to create a Lien on all or any part of the Partnership's assets in order to secure loans or advances to the Partnership;

                  (c) to acquire by purchase, lease, contribution of property or otherwise and own, hold, sell, convey, transfer or dispose of real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;

                  (d) to guarantee obligations of any Person;

                  (e) to collect all income of the Partnership and to satisfy all obligations of the Partnership;

                  (f) to prosecute, defend and settle legal, arbitration or administrative proceedings on behalf of or against the Partnership or, to the extent relating to the Partnership, any of its Partners;

                  (g) to make investments in or loans to any Subsidiary of the Partnership on such terms and conditions as the General Partner deems advisable and in the best interest of the Partnership;

                  (h) to make capital contributions to any Subsidiary;

                  (i) to dissolve or liquidate any Subsidiaries of the Partnership;

                  (j) to establish Working Capital Reserves;

                  (k) to pay, collect, compromise, settle, arbitrate or otherwise adjust any and all claims or demands of or against or relating to the Partnership;

                  (l) to employ at the Partnership's expense such Persons, firms, companies, agents, employees, attorneys, accountants, financial advisors, appraisers, surveyors, engineers, architects, business consultants and such other professionals under terms and conditions and for such amounts as are commercially reasonable and appropriate;

                  (m) to establish, maintain or close one or more bank accounts in the Partnership's name for the Partnership funds, authorize designees to disburse such funds on behalf of the Partnership, and, for such purpose, certify the adoption of appropriate banking resolutions;

                  (n) to issue any additional Partnership Interests and admit additional Partners in accordance with Section 7.2;

                  (o) subject to the restrictions of Section 13.1, to amend this Agreement and the Certificate;

                  (p) to admit the transferee of a Partner's Partnership Interest as a Substituted Partner in accordance with Section 8.4;

                  (q) subject to the restrictions of Section 7.5, receive reimbursement for Partnership Expenses incurred on behalf of the Partnership and paid by the General Partner or any of its Affiliates;

                  (r) to exercise the voting rights of the Partnership on account of its ownership of any voting securities held by the Partnership as the General Partner deems appropriate;

                  (s) to distribute cash or other assets of the Partnership to the Partners in accordance with Article 5 of this Agreement;

                  (t) to sell, exchange or otherwise dispose of all or substantially all of the Partnership assets;

                  (u) to merge or otherwise consolidate the Partnership with any other entity, or effect a reorganization of the Partnership, pursuant to the Act or otherwise;

                  (v) to dissolve the Partnership, except as otherwise provided in Section 11.1, or continue the Partnership after its dissolution due to an event described in Section 11.1; and

                  (w) to perform all other necessary and appropriate acts in connection with the Partnership business.

         7.2 Issuances of Additional Partnership Interests. The General Partner is hereby authorized to cause the Partnership from time to time to issue to Persons additional Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any of the Limited Partners, subject to provisions of the Act and Articles 9 and 10, including, but not limited to, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions;
(iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (iv) the price at and the terms and conditions on which such class or series of Partnership Interests may be redeemed by the Partnership, if such Partnership Interests are redeemable by the Partnership; (v) the rate at and the terms and conditions on which such class or series of Partnership Interests may be converted into any other class or series of Partnership Interests of the Partnership, if any class or series of Partnership Interests are issued with the privilege of conversion; and (vi) the right of such class or series of Partnership Interests to vote on matters relating to the relative rights and preferences of such class; provided, however, that the General Partner shall not be authorized to cause the Partnership to issue additional Partnership Interests with such designations, preferences, and relative, participating, optional or other special rights senior to the Senior Preferred Units or the Redeemable Preferred Units except as otherwise provided in Section 9.3(a) or 10.3(a). Upon the issuance of any class or series of Partnership Interests which shall not be identical to the Partnership Interests issued on the Effective Date, the General Partner (pursuant to the General Partner's power of attorney from the Limited Partners), without the consent at the time of any Limited Partner or Assignee (except as otherwise required in Articles 9 and 10) may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record an amended Certificate of Limited Partnership and whatever other documents may be required in connection therewith, as shall be necessary or desirable to reflect the issuance of such class or series of Partnership Interests and the relative rights and preferences of such class or series of Partnership Interests as to the matters set forth in the preceding sentence. The General Partner shall do all things necessary to comply with the Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any such future issuance to reflect the issuance of the Partnership Interest and the admission of any Partner acquiring the Partnership Interest, including, without limitation, compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any securities exchange on which the Partnership Interests or other such security is listed for trading. The General Partner will provide prompt notice to all Limited Partners of any additional Partnership Interests issued pursuant to this Section 7.2.

         7.3 Amendment of Agreement and Certificate of Limited Partnership. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate and provided that such action is not inconsistent with any provision of this Agreement, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state or the District of Columbia in which the Partnership may elect to do business or own property. The General Partner shall not be required, before filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state or the District of Columbia in which the Partnership may elect to do business or own property.

         7.4 Compensation of General Partner or Affiliates. Other than the General Partner's right to distributions and expense reimbursement as described herein, neither the General Partner nor any of its Affiliates shall be entitled to any fees or other compensation in connection with the discharge of the General Partner's duties hereunder.

         7.5 Expenses.

                  (a) The Partnership shall be responsible for and shall pay or reimburse the General Partner for all Partnership Expenses. All Partnership Expenses shall be paid out of Working Capital Reserves and other funds of the Partnership determined by the General Partner to be available for such purpose. As used herein, the term "Partnership Expenses" means the Organizational Expenses and all other costs, expenses or obligations of the Partnership incurred by the Partnership or by the General Partner or any of its Affiliates on behalf of the Partnership in connection with the conduct of the business and affairs of the Partnership, including without limitation:

                           (i) all costs and expenses related to the business of
                  the Partnership, including, without limitation, all costs and expenses of acquiring, holding and disposing of any Partnership investments and any financings related thereto;

                           (ii) all routine third party expenses incurred in the
                  formation and day-to-day operation of the Partnership, such as legal and accounting, maintenance of books and records of the Partnership, obtaining valuations or appraisals of the Partnership's assets, the preparation and dispatch to the Partners of checks, financial reports, tax returns and notices required pursuant to this Agreement and the holdings of meetings of the Partners and other out-of-pocket expenses of the General Partner and its Affiliates incurred to third parties who are not Affiliates of the General Partner in connection with the business of the Partnership;

                           (iii) all expenses incurred in connection with the
                  registration, qualification or exemption of the Partnership under any applicable federal, state, local or foreign Law;

                           (iv) all expenses incurred in connection with any
                  litigation or administrative or arbitration proceedings involving or related to the Partnership (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith; provided, that expenses incurred by the General Partner in connection with any litigation brought by or on behalf of the Limited Partners against the General Partner shall not constitute Partnership Expenses and the General Partner shall not be entitled to receive expense advancements or be indemnified for such expenses pursuant to Section 7.6 of this Agreement until such litigation is resolved, in which event such expenses shall become Partnership Expenses and the General Partner shall be indemnified as (but only to the extent) provided in Section 7.6; and

                           (v) the cost of preparing and filing, on behalf of
                  the Partnership, all required local, state and federal tax returns, reports with the SEC and other documents relating to the Partnership.

                  (b) If Newco is merged into the Partnership pursuant to the Transaction, the Partnership shall assume the obligations of Newco under the Monitoring Agreement between Newco and Oly Hightop Holding, L.P. All payments made under the Monitoring Agreement to an Affiliate of the General Partner shall be treated as Partnership Expenses.

         7.6 Indemnification.

                  (a) The Partnership shall indemnify and hold harmless each Indemnitee from and against any and all claims, actions, demands, losses, costs, expenses (including attorneys' fees), and damages based upon or resulting or arising from any act or any failure to act by the Indemnitee (except for an act or failure to act constituting gross negligence or willful misconduct) or by reason of the Indemnitee's position as such (a "Claim") to the full extent permitted under the Act. The indemnification authorized by this Section 4.12 shall include any judgment, award, settlement, and the payment of reasonable attorneys' fees and other expenses (not limited to taxable costs) incurred in settling or defending any claims, threatened action or actual legal or arbitration proceeding. Subject to the proviso set forth in Section 4.14(b)(iv) hereof, the Partnership shall pay any and all costs, expenses (including attorneys' and expert witnesses' fees), and obligations paid or incurred by the Indemnitee in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim with respect to which indemnification is permitted under the Act (or, if applicable, reimburse the Indemnitee for any and all such costs, expenses and obligations previously paid by it) in advance of the final disposition or conclusion of such Claim. If, when, and to the extent that it shall be finally judicially determined that the Indemnitee would not be permitted to be indemnified with respect to a Claim under applicable Law or pursuant to the terms hereof, then, upon such final determination, the Indemnitee shall reimburse the Partnership without interest for all amounts so advanced to it by the Partnership or paid on its behalf by the Partnership.

                  (b) The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

                  (c) In no event shall any Partner be liable to any Indemnitee by reason of the indemnification provisions set forth in this Agreement.

                  (d) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         7.7 Liability of the General Partner.

                  (a) Neither the General Partner nor any Affiliate of the General Partner, nor any officer, director, manager, member, employee, stockholder, or partner of the General Partner or any of its Affiliates, shall be liable, responsible, or accountable in damages or otherwise to the Partnership or any Partner by reason of, arising from, or relating to the operations, business, or affairs of or any action taken or failure to act on behalf of the Partnership, the General Partner, or any of their respective Affiliates, except to the extent that any of the foregoing is determined, by a final, nonappealable order of a court of competent jurisdiction, to have been primarily caused by the gross negligence, willful misconduct, or bad faith of the person claiming exculpation.

                  (b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the Partners, that, except as expressly provided herein, the General Partner is under no obligation to consider the separate interests of the Limited Partners alone in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for damages to the Partnership or any Partner for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, so long as the General Partner has acted in good faith and with fair dealing and without gross negligence.

                  (c) The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith and without gross negligence.

                  (d) Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                  (e) In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

         7.8 Compliance with Law. The General Partner shall manage the affairs of the Partnership in accordance with all applicable Laws. Each Partner hereby agrees to cooperate and use its reasonable best efforts to assist the Partnership in obtaining or making any and all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Authority required by or with respect to the Partnership of such Partner in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         7.9 Outside Activities of General Partner. Any General Partner and any officer, director, employee, agent, trustee, member, partner, shareholder or Affiliate of any General Partner shall be entitled to and may have business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of the General Partner or any Assignee. Neither the General Partner nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person even if such opportunity is of a character that, if presented to the Partnership, the General Partner or such other Persons, could be taken by such Person.


                                    ARTICLE 8
                          TRANSFERS OF INTERESTS IN AND
                        WITHDRAWALS FROM THE PARTNERSHIP

         8.1 Transfer.

                  (a) The term "transfer," when used in this Article 8 with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a Partner purports to assign all or any part of its Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

                  (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article 8. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 8 shall be null and void.

         8.2 Transfer of General Partner's Partnership Interest. The General Partner shall not transfer all or any part of its General Partner Interest, whether now owned or hereafter acquired, except in accordance with the terms of this Section 8.2. The General Partner may transfer its General Partner Interest
(a) without the Approval of any other Partner if such transfer is made to (i) an Affiliate of the General Partner, (ii) any Person with which the General Partner merges or consolidates or effects some other business combination, or (iii) any Person that acquires all or substantially all of the assets of the General Partner or (b) with the Approval of a Majority in Interest of the Limited Partners of each Class, which the Limited Partners may, in their sole discretion, grant or deny. To the extent that both the General Partner that transfers its General Partner Interest in compliance with this Section 8.2 and the transferee of such interest express their intent in writing that the transferee become a Substituted Partner in respect of the transferred General Partner Interest, each Limited Partner hereby consents to such substitution.

         8.3 Limited Partners' Rights to Transfer.

                  (a) The transfer of all or any portion of a Partnership Interest by a Limited Partner shall not require the consent of any other Limited Partner. No Limited Partner shall have the right to transfer all or any portion of its Partnership Interest without the prior written consent of the General Partner; provided, however, that a Limited Partner shall have the right to transfer all or any portion of its Partnership Interest to an Affiliate of such Limited Partner without the consent of the General Partner.

                  (b) If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but no more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the incapacitated Limited Partner possessed to transfer all or any part of its Partnership Interest. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

                  (c) Notwithstanding any provision herein to the contrary, no transfer by a Limited Partner of such Partner's Partnership Interest may be made to any Person if in the opinion of legal counsel for the Partnership, it would result in (i) the Partnership being treated, for federal income tax purposes, as an association taxable as a corporation or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code or (ii) the violation of any applicable Law.

         8.4 Substituted Limited Partners.

                  (a) Upon the transfer of a Limited Partner Interest permitted by this Article 8, the transferee shall not become a Substituted Partner unless and until (i) the transferee on or prior to the date of the transfer agrees in writing to become a Partner in the Partnership bound by all of the terms and conditions of this Agreement, (ii) the transferee pays all reasonable expenses of the Partnership incurred in connection with such substitution and assumes all obligations of the transferring Partner under this Agreement, (iii) the transferring Partner and its transferee execute and deliver such instruments and agreements as counsel for the Partnership deems reasonably necessary or desirable to effect such substitution, and (iv) the General Partner consents to such substitution which consent shall not be unreasonably withheld.

                  (b) A transferee who has been admitted as a Substituted Partner in accordance with this Article 8 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

                  (c) Upon the admission of a Substituted Partner, the General Partner shall amend the Ownership Schedule to reflect the Capital Account and Percentage Interest of such Substituted

Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Partner.

         8.5 Assignees. If the transferee of a Partnership Interest has not become a Substituted Partner pursuant to the terms of this Article 8, such transferee shall be considered an Assignee for purposes of this Agreement. To the extent so assigned, an Assignee shall be entitled to receive distributions from the Partnership and the share of Profits, Losses, and any other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Interest assigned to such transferee but shall not be deemed to be a holder of a Partnership Interest for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Interest or Approve any matter presented to the Partners for a vote or Approval (and the Partner who assigned the Partnership Interest to the Assignee shall remain entitled to vote such Partnership Interest or Approve but shall not have any other rights under this Agreement with respect to such Partnership Interest). In the event any such transferee desires to make a further assignment of any such Partnership Interest, such transferee shall be subject to all the provisions of this Article 8 to the same extent and in the same manner as any Partner desiring to make an assignment of Partnership Interests.

         8.6 General Provisions.

                  (a) No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Interest in accordance with this Article 8.

                  (b) Any Limited Partner who shall transfer all of his Partnership Interest in a transfer permitted pursuant to this Article 8 shall cease to be a Limited Partner upon the admission of all Assignees of such Partnership Interest as Substituted Limited Partners.

                  (c) Other than with respect to Assignees under Section 8.5 hereof, transfers pursuant to this Article 8 may only be made on the first or last day of a calendar month, unless the General Partner otherwise agrees.

                  (d) If any Partnership Interest is transferred or assigned in compliance with the provisions of this Article 8 on any day other than the first day of a Fiscal Year, then Profits, Losses, each item thereof and all other items attributable to such Partnership Interest for such Fiscal Year shall be allocated to the transferor Partner and to the transferee Partner, by taking into account their varying interests during the Fiscal Year in accordance with
Section 706(d) of the Code, using any permissible method selected by the General Partner, in its sole discretion. Solely for purposes of making such allocations, for assignments that occur on or prior to the 15th day of a calendar month each of such items for the calendar month in which the assignment occurs shall be allocated to the assignor, and for assignments that occur after the 15th day of a calendar month each of such items for the calendar month in which the assignment occurs shall be allocated to the Assignee. All distributions of Distributable Assets attributable to such Partnership Interest with respect to which the Record Date is before the date of such transfer or assignment shall be made to the transferor

Partner and all distributions of Distributable Assets thereafter attributable to such Partnership Interest shall be made to the transferee Partner.

         8.7 Admission of Successor General Partner. A successor to all of the General Partner Interest pursuant to Section 8.2 hereof shall be admitted to the Partnership as the substituted General Partner, effective as of the date of, and immediately prior to the time of, such transfer. The successor General Partner shall carry on the business of the Partnership without dissolution. The admission of the successor General Partner shall be subject to such successor's execution and delivery of a written agreement accepting all of the terms and conditions of this Agreement, together with such other documents or instruments as may be required by the Act to effect the admission of the new General Partner to the Partnership, including a certificate of amendment to this Agreement and/or an amended Certificate. In the event that an admission occurs on any day other than the first day of a Fiscal Year, all items attributable to the General Partner Interest for such Fiscal Year shall be allocated between the transferring General Partner and such successor as provided in Section 8.6(d) hereof.

         8.8 Put Option.

                  (a) Grant. Except as may otherwise be prohibited by applicable law, the Partnership hereby grants to each Senior Preferred Limited Partner and Redeemable Preferred Limited Partner (each, a "Put Limited Partner") an irrevocable right and option (each, a "Put Option") to cause the Partnership to purchase, and the Partnership hereby agrees to purchase, all of the Senior Preferred Units and Redeemable Preferred Units (the "Put Units" and each, a "Put Unit") held by such Put Limited Partner, subject to the terms and conditions described below.

                  (b) Exercise. The Put Option may be exercised, in whole but not in part, by any Put Limited Partner at any time during the period beginning after the date that is the fifth anniversary of the day that is one hundred and eighty days following the closing date of the Transaction, and, subject to the remaining terms of this Section 8.8, ending on and including the tenth anniversary of the closing date of the Transaction (the "Put Option Exercise Period"). In the event that a Put Limited Partner desires to exercise its Put Option, such Put Limited Partner shall give, in accordance with Section 13.13 hereof, to the Partnership a written notice in the form attached hereto as Annex A (a "Put Option Exercise Notice") of such Put Limited Partner's intention to exercise its Put Option.

                  (c) Put Option Exercise Price. For each Put Unit purchased by the Partnership pursuant to Section 8.8(b), the exercise price for the Put Option (the "Put Option Exercise Price") shall be the sum of (i) $25.00 and (ii) the balance, if any, on the Unpaid Distribution Account attributable to such Put Units as of the date the Put Option Exercise Notice is given to the Partnership.

                  (d) Put Option Payment. If the Put Limited Partner exercises a Put Option by timely delivery of a Put Option Exercise Notice, the Partnership shall deliver to the Put Limited Partner, at the address specified in the Put Option Exercise Notice, a check in the amount of the Put Option Exercise Price not later than 45 days following the date on which the Put Option Exercise Notice is given to the Partnership (the "Put Option Closing Date"). Upon (i) the mailing or (ii) the personal delivery of the payment of the Put Option Exercise Price as provided herein, such Put Units shall no longer be deemed outstanding, the holders thereof shall cease to be Limited Partners of the Partnership, and all rights whatsoever with respect to the Put Units (except the right of the Put Limited Partners to receive the Put Option Exercise Price without interest) shall terminate. The exercise of a Put Option and the payment of the Put Option Exercise Price, shall not be subject to Sections 5.1(a), 9.2(g) or 10.2(g) hereof.


                                    ARTICLE 9
                SPECIAL MATTERS CONCERNING SENIOR PREFERRED UNITS

         9.1 Designation of Class. A class of Partnership Interests is designated the "Senior Preferred Units" of the Partnership. The precise number of Partnership Interests so designated shall equal the number of issued and outstanding shares of Company Senior Preferred Stock immediately prior to the Transaction.

         9.2 Redemption.

                  (a) The Partnership, at the option of the General Partner, may redeem the Senior Preferred Units, in whole or from time to time in part, at any time and from time to time on and after December 31, 2006 at the price of $25.00 per Senior Preferred Unit, plus the amount of the Unpaid Senior Preferred Distribution Account to, but not including, the Senior Preferred Redemption Date attributable to each Senior Preferred Unit (the "Senior Preferred Redemption Price"), except as may be provided below, without interest. Each date fixed for redemption pursuant to Section 9.2(c) below is called a "Senior Preferred Redemption Date." Any redemption pursuant to this Section 9.2 shall not be subject to Section 5.1(a). On or before the Senior Preferred Redemption Date, the Senior Preferred Limted Partner shall deliver to the Partnership any certification required by the redemption notice and shall thereupon be entitled to receive the Senior Preferred Redemption Price per Senior Preferred Unit redeemed on the Senior Preferred Redemption Date.

                  (b) In case of redemption of less than all Senior Preferred Units at the time outstanding, the Senior Preferred Units to be redeemed shall be selected pro rata from the holders of record of such Senior Preferred Units in proportion to the number of Senior Preferred Units held by such holders (with adjustments to avoid redemption of fractional Senior Preferred Units) or by any other equitable method determined by the General Partner.

                  (c) Notice of any redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Senior Preferred Redemption Date. A similar notice will be mailed by the Partnership, postage prepaid, not less than 30 nor more than 60 days prior to the Senior Preferred Redemption Date, addressed to the respective holders of record of the Senior Preferred Units to be redeemed at their respective addresses as they appear on the records of the Partnership. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Senior

Preferred Units except as to the holder to whom the Partnership has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by Law or by the applicable rules of any exchange upon which the Senior Preferred Units may be listed or admitted to trading, such notice shall state: (i) the Senior Preferred Redemption Date; (ii) the Senior Preferred Redemption Price; (iii) the aggregate number of Senior Preferred Units to be redeemed and, if less than all Senior Preferred Units held by such holder are to be redeemed, the number of such Senior Preferred Units to be redeemed; and (iv) that distributions on the Senior Preferred Units to be redeemed will cease to accrue on the Senior Preferred Redemption Date. The notice shall also require any certification of the Senior Preferred Limited Partner evidencing such Partner's ownership of the Senior Preferred Units as the General Partner may require.

                  (d) If notice has been mailed in accordance with Section 9.2(c) above and provided that on or before the Senior Preferred Redemption Date specified in such notice all funds necessary for such redemption shall have been set aside by the Partnership, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Senior Preferred Units called for redemption, so as to be and to continue to be available therefor, then, from and after the Senior Preferred Redemption Date, distributions on the Senior Preferred Units so called for redemption shall cease to accrue, and such Senior Preferred Units shall no longer be deemed to be outstanding and shall not have the status of Senior Preferred Units, and all rights of the holders thereof as Partners of the Partnership (except the right to receive from the Partnership the Senior Preferred Redemption Price) shall cease.

                  (e) Any deposit of funds with a bank or trust company for the purpose of redeeming Senior Preferred Units shall be irrevocable except that:

                           (i) the Partnership shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any Senior Preferred Units redeemed shall have no claim to such interest or other earnings; and

                           (ii) any balance of monies so deposited by the Partnership and unclaimed by the holders of the Senior Preferred Units entitled thereto at the expiration of two (2) years after the applicable Senior Preferred Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Partnership, and after such repayment, the holders of the Senior Preferred Units entitled to the funds so repaid to the Partnership shall look only to the Partnership for payment without interest or other earnings.

                  (f) Unless the balance in the Unpaid Senior Preferred Distribution Account through the date prior to the Senior Preferred Redemption Date is zero or a sum sufficient for the payment thereof has been set apart for payment, no Senior Preferred Units shall be redeemed unless all outstanding Senior Preferred Units are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Senior Preferred Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Senior Preferred Units.

                  (g) Notwithstanding anything in this Agreement to the contrary, except as permitted by Section 8.8, the Partnership may not redeem, purchase or otherwise acquire for any consideration any Partnership Interests ranking junior to or on a parity with the Senior Preferred Units upon liquidation or winding up of the Partnership (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any Partnership Interest ranking junior to or on a parity with the Senior Preferred Units upon liquidation, dissolution or winding up of the Partnership) unless (i) the balance in the Unpaid Senior Preferred Distribution Account through the date prior to such redemption, purchase or acquisition is zero or a sum sufficient for the payment thereof has been set apart for payment or (ii) the consideration to be given in such redemption, purchase or acquisition consists of Partnership Interests ranking junior to the Senior Preferred Units as to distributions and upon liquidation, dissolution and winding up.

         9.3 Voting Rights.

                  (a) The holders of record of Senior Preferred Units shall not be entitled to any voting rights except as hereinafter provided in this Section
9.3 or as otherwise provided by Law. The Partnership shall not (i) without the affirmative vote or consent of the holders of at least a Majority in Interest of the Senior Preferred Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Senior Preferred Units voting separately as a class), authorize, create or issue, or increase the authorized or issued amount of, any class or series of Partnership Interests ranking senior to the Senior Preferred Units as to distributions or upon liquidation, dissolution or winding up or reclassify any Partnership Interests into any such senior Partnership Interests, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Partnership Interests; or (ii) without the affirmative vote or consent of at least two-thirds of the Senior Preferred Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Senior Preferred Units voting separately as a Class), amend the provisions of this Agreement, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Senior Preferred Units or the holders thereof; provided, however, that any increase in the amount of the authorized Senior Preferred Units or the creation or issuance of any other series of Senior Preferred Units, or any increase in the amount of authorized Senior Preferred Units or any other series of Senior Preferred Units, in each case ranking on a parity with or junior to the Senior Preferred Units with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                  (b) In any matter in which the Senior Preferred Units may vote, including any action by written consent, each Senior Preferred Units shall be entitled to one vote (except as expressly provided herein or as may be required by Law).

                  (c) Except as required by Law, the foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Senior Preferred Units shall have been redeemed or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

         9.4 Ranking.

         The Senior Preferred Units shall, with respect to distribution rights and distributions upon liquidation, dissolution and winding up, rank (i) senior to the Common Units, the Redeemable Preferred Units, and all other series of Partnership Interests issued from time to time by the Partnership other than any series of Partnership Interests the terms of which specifically provide that such series ranks senior to or on a parity with the Senior Preferred Units with respect to distribution rights or distributions upon liquidation, dissolution or winding up of the Partnership; (ii) on a parity with all other Partnership Interests issued by the Partnership the terms of which specifically provide that the Partnership Interests rank on a parity with the Senior Preferred Units with respect to distributions and distributions upon liquidation, dissolution or winding up of the Partnership or make no specific provisions as to their ranking; and (iii) junior to all other Partnership Interests issued by the Partnership the terms of which specifically provide that the Partnership Interests rank senior to the Senior Preferred Units with respect to distributions and distributions upon liquidation, dissolution or winding up of the Partnership (the issuance of which must have been approved by a vote of at least a Majority in Interest of the outstanding Senior Preferred Units).


                                   ARTICLE 10
              SPECIAL MATTERS CONCERNING REDEEMABLE PREFERRED UNITS

         10.1 Designation of Class. A class of Partnership Interests is designated the "Redeemable Preferred Units" of the Partnership. The precise number of Partnership Interests so designated shall equal the number of issued and outstanding shares of Company Redeemable Preferred Stock immediately prior to the Transaction.

         10.2 Redemption.

                  (a) The Partnership, at the option of the General Partner, may redeem the Redeemable Preferred Units, in whole or from time to time in part, at any time and from time to time on and after January 1, 2008 at the price of $25.00 per Redeemable Preferred Unit, plus the amount of the Unpaid Redeemable Preferred Distribution Account to, but not including, the Redeemable Preferred Redemption Date attributable to each Redeemable Preferred Unit (the "Redeemable Preferred Redemption Price"), except as may be provided below, without interest. Each date fixed for redemption pursuant to Section 10.2(c) below is called a "Redeemable Preferred Redemption Date." Any redemption pursuant to this Section
10.2 shall not be subject to Section 5.1(a). On or before the Redeemable Preferred Redemption Date, the Redeemable Preferred Limited Partner shall deliver to the Partnership any certification required by the redemption notice and shall thereupon be entitled to receive the Redeemable Preferred Redemption Price per Redeemable Preferred Unit redeemed on the Redeemable Preferred Redemption Date.

                  (b) In case of redemption of less than all shares of Redeemable Preferred Units at the time outstanding, the Redeemable Preferred Units to be redeemed shall be selected pro rata from the holders of record of such Redeemable Preferred Units in proportion to the number of

Redeemable Preferred Units held by such holders (with adjustments to avoid redemption of fractional interests) or by any other equitable method determined by the General Partner.

                  (c) Notice of any redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redeemable Preferred Redemption Date. A similar notice will be mailed by the Partnership, postage prepaid, not less than 30 nor more than 60 days prior to the Redeemable Preferred Redemption Date, addressed to the respective holders of record of the Redeemable Preferred Units to be redeemed at their respective addresses as they appear on the records of the Partnership. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Redeemable Preferred Units except as to the holder to whom the Partnership has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by Law or by the applicable rules of any exchange upon which the Redeemable Preferred Units may be listed or admitted to trading, such notice shall state: (i) the Redeemable Preferred Redemption Date;
(ii) the Redeemable Preferred Redemption Price; (iii) whether all or less than all the outstanding Redeemable Preferred Units are to be redeemed and the aggregate number of Redeemable Preferred Units to be redeemed and, if less than all Redeemable Preferred Units held by such holder are to be redeemed, the number of Redeemable Preferred Units to be redeemed; and (iv) that distributions on the Redeemable Preferred Units to be redeemed will cease to accrue on the Preferred Redemption Date. The notice shall also require any certification of the Redeemable Preferred Limited Partner evidencing such Partner's ownership of the Redeemable Preferred Units as the General Partner may require.

                  (d) If notice has been mailed in accordance with Section 10.2(c) above and provided that on or before the Redeemable Preferred Redemption Date specified in such notice all funds necessary for such redemption shall have been set aside by the Partnership, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Redeemable Preferred Units called for redemption, so as to be and to continue to be available therefor, then, from and after the Redeemable Preferred Redemption Date, distributions on the Redeemable Preferred Units so called for redemption shall cease to accrue, and such Redeemable Preferred Units shall no longer be deemed to be outstanding and shall not have the status of Redeemable Preferred Units, and all rights of the holders thereof as Partners of the Partnership (except the right to receive from the Partnership the Redeemable Preferred Redemption Price) shall cease.

                  (e) Any deposit of funds with a bank or trust company for the purpose of redeeming Redeemable Preferred Units shall be irrevocable except that:

                           (i) the Partnership shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any Redeemable Preferred Units redeemed shall have no claim to such interest or other earnings; and

                           (ii) any balance of monies so deposited by the Partnership and unclaimed by the holders of the Redeemable Preferred Units entitled thereto at the expiration of two (2) years after the applicable Redeemable Preferred Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Partnership, and after such repayment, the holders of the shares entitled to the funds so repaid to the Partnership shall look only to the Partnership for payment without interest or other earnings.

                  (f) Unless the balance in the Unpaid Redeemable Preferred Distribution Account through the date prior to the Redeemable Preferred Distribution Date is zero or a sum in cash sufficient for the payment thereof has been set apart for payment, no Redeemable Preferred Units shall be redeemed unless all outstanding Redeemable Preferred Units are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Redeemable Preferred Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Redeemable Preferred Units.

                  (g) Notwithstanding anything in this Agreement to the contrary, except as permitted by Section 8.8, the Partnership may not redeem, purchase or otherwise acquire for any consideration any Partnership Interests ranking junior to or on a parity with the Redeemable Preferred Units upon liquidation or winding up of the Partnership (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any Partnership Interest ranking junior to or on a parity with the Redeemable Preferred Units upon liquidation, dissolution or winding up of the Partnership) unless (i) the balance in the unpaid Redeemable Preferred Distribution Account through the date prior to such redemption, purchase or acquisition is zero or a sum sufficient for the payment thereof has been set apart for payment or (ii) the consideration to be given in such redemption, purchase or acquisition consists of Partnership Interests ranking junior to the Redeemable Preferred Units as to distributions and upon liquidation, dissolution and winding up.

         10.3     Voting Rights.

                  (a) The holders of record of Redeemable Preferred Units shall not be entitled to any voting rights except as hereinafter provided in this
Section 10.3 or as otherwise provided by Law. The Partnership shall not (i) without the affirmative vote or consent of the holders of at least two-thirds of the Redeemable Preferred Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Redeemable Preferred Units voting separately as a class), authorize, create or issue, or increase the authorized or issued amount of, any class or series of Partnership Interests ranking senior to the Redeemable Preferred Units as to distributions or upon liquidation, dissolution or winding up of the Partnership or reclassify any Partnership Interests into any such senior Partnership Interests, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Partnership Interests; or (ii) without the affirmative vote or consent of at least two-thirds of the Redeemable Preferred Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Redeemable Preferred Units voting separately as a Class), amend the provisions of this Agreement so as to materially and adversely affect any right, preference, privilege or voting power of the Redeemable Preferred Units or the holders thereof; provided, however, that any increase in the amount of the authorized

Redeemable Preferred Units or the creation or issuance of any other series of Redeemable Preferred Units, or any increase in the amount of authorized shares of the Redeemable Preferred Units or any other series of Redeemable Preferred Units, in each case ranking on a parity with or junior to the Redeemable Preferred Units with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                  (b) In any matter in which the Redeemable Preferred Units may vote, including any action by written consent, each share of Redeemable Preferred Units shall be entitled to one vote (except as expressly provided herein or as may be required by Law).

                  (c) Except as required by Law, the foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding the Redeemable Preferred Units shall have been redeemed or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

         10.4     Ranking.

         The Redeemable Preferred Units shall, with respect to distribution rights and distributions upon liquidation, dissolution and winding up of the Partnership, rank (i) senior to the Common Units and all other series of Partnership Interests issued from time to time by the Partnership other than any series of Partnership Interests the terms of which specifically provide that the Partnership Interests of such series rank senior to or on parity with the Redeemable Preferred Units with respect to distribution rights or distributions upon liquidation, dissolution or winding up of the Partnership; (ii) on a parity with all other Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank on a parity with the Redeemable Preferred Units with respect to distributions and distributions upon liquidation, dissolution or winding up of the Partnership or make no specific provisions as to their ranking; and (iii) junior to the Partnership's Senior Preferred Units, and all other Partnership Interests issued by the Partnership the terms of which specifically provide that the Partnership Interests rank senior to the Redeemable Preferred Units with respect to distributions and distributions upon liquidation, dissolution or winding up of the Partnership (the issuance of which must have been approved by a vote of at least two-thirds of the outstanding shares of Redeemable Preferred Units).

                                   ARTICLE 11
                                   DISSOLUTION

         11.1     Dissolution Events.

                  (a) Except as set forth in this Article 11, no Partner shall have the right to dissolve the Partnership. The Partnership shall not be dissolved by the admission of Substituted Partners or Additional Limited Partners, by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the transfer of the Partnership Interest of the General Partner under Section 8.2 hereof, any successor General Partner shall continue the business of the Partnership.

                  (b) The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Event"):

                           (i) an event of withdrawal of the General Partner, as defined in the Act;

                           (ii) an election to dissolve the Partnership is made by the General Partner upon 30 days' written notice to all Limited Partners;

                           (iii)    the entry of a decree of judicial
                                    dissolution of the Partnership pursuant to ss. 17-802 of the Act or any successor provision;

                           (iv)     the sale or disposition of all or
                                    substantially all of the assets and
                                    properties of the Partnership pursuant to the terms of this Agreement; or

                           (v)      the Bankruptcy of the General Partner.

                  (c) Election to Continue the Partnership. Following a Liquidating Event described in Section 11.1(b)(i) or (v) hereof, the business of the Partnership shall be continued with the Partnership properties and assets, and such properties and assets shall not be liquidated, provided the Partnership is continued as set forth in this Section 11.1(c). If the Partnership is so dissolved, the Partnership and its business shall be continued pursuant to this
Section 11.1(c) if, within 90 days after the occurrence of such Liquidating Event, a Majority in Interest of the remaining Partners elect to continue the Partnership and elect a Person to be admitted to the Partnership as successor General Partner. Upon the satisfaction of all conditions necessary to the continuation of the Partnership, including the admission of a successor General Partner and the amendment of the Partnership's Certificate (if required by applicable law), the Partnership shall be continued without any further Approval of any Partner, in which case the Partnership shall continue to conduct the business of the Partnership with the Partnership's properties and assets in accordance with, and the Partnership and interests of the Partners shall continue to be governed by, the terms and provisions of this Agreement.

         11.2     Winding Up.

                  (a) Upon the occurrence of a Liquidating Event (other than those described in Section 11.1(b)(i) or (v) hereof) or upon the expiration of the 90 day period for continuation of the Partnership set forth in Section 11.1(c) hereof with respect to Liquidating Events described in Section 11.1(b)(i) or (v) hereof if no election to continue the Partnership has occurred, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator") shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

                           (i) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

                           (ii) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners;

                           (iii) Third, to each Senior Preferred Limited Partner an amount equal to $25.00 per Senior Preferred Unit plus such Senior Preferred Limited Partner's proportional share of the Unpaid Senior Preferred Distribution Account to, but not including, the date of liquidation (the "Senior Preferred Liquidation Preference");

                           (iv) Fourth, to each Redeemable Preferred Limited Partner an amount equal to $25.00 per Redeemable Preferred Unit plus such Redeemable Preferred Limited Partner's proportional share of the Unpaid Redeemable Preferred Distribution Account to, but not including, the date of liquidation (the "Redeemable Preferred Liquidation
                                    Preference"), and

                           (v) The balance, if any, to the General Partner and the Common Limited Partners pro rata in accordance with the positive balances of their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods (including, if applicable, the allocation of Profit and Loss realized from or in connection with the Liquidating Event and the winding up of the Partnership under this Section 11.2).

The General Partner shall not receive any compensation for any services performed pursuant to this Article 9.

                  (b) Notwithstanding the provisions of Section 11.2(a) hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners in lieu of cash, in accordance with the provisions of Section 11.2(a) hereof, such Partnership assets as the Liquidator deems not suitable for liquidation. The Liquidator shall have the discretion to distribute cash or property to any Partner provided that the fair market value of the cash and property received by all Partners in the distribution is distributed in accordance with Section 11.2(a)(iii). In the event that assets of the Partnership are distributed in kind to the Partners, adjustments to the Partners' Capital Accounts for purposes of determining the amount of such assets distributable to each of the Partners shall be made by taking into account the hypothetical gain or loss that would have been recognized had the assets been sold for their fair market value on the date of the distribution in kind. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt. Notwithstanding the foregoing, if the property to be distributed is securities of another issuer and the securities are then listed on a national securities exchange or traded over the counter, the fair market value of the securities shall be equal to the average of the closing prices, the average of the last sales prices, or the average of the bid and asked prices, as the case may be, for the 20 trading days immediately preceding the distribution date. Notwithstanding the foregoing, any distributions payable from the Unpaid Senior Preferred Distribution Account pursuant to Section 11.2(a)(iii) or the Unpaid Redeemable Preferred Distribution Account pursuant to Section 11.2(a)(iv) may be made only in cash.

                  (c) In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 11 may be:

                           (i) distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to its beneficiaries as soon as practicable, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners who are such beneficiaries or from whom the beneficiaries derived such status pursuant to this Agreement; or

                           (ii) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the Partners in the manner and order of priority set forth in Section 11.2(a) as soon as practicable.

         11.3 Timing; Negative Capital Accounts. In the event that the Partnership is "liquidated" upon the occurrence of a Liquidating Event within the meaning of Regulations Section 1.704- 1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 11 to the General Partner and Limited Partners who have positive balances in their Capital Accounts in compliance with Regulations
Section 1.704-1(b)(2)(ii)(b)(2). No Partner shall be liable to the Partnership or to any other Partner for any negative balance outstanding in each such Partner's Capital Account, whether such negative Capital Account results from the allocation of Losses or other items of deduction and loss to such Partner or from distributions to such Partner, and such Partner shall not have any obligation to make any contribution to the capital of the Partnership with respect to such deficit and such deficit shall not be considered a debt owed to the Partnership or, except as required by the Act with respect to a deficit of the General Partner, to any other Person for any purpose whatsoever.

         11.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article 11, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to this Agreement, the Partnership shall be deemed to have distributed the property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

         11.5 Rights of Partners. Except as otherwise provided in this Agreement, each Partner shall look solely to the assets of the Partnership for the return of his Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Partner shall have priority over any other Partner as to the return of his Capital Contributions, distributions, or allocations.

         11.6 Notice of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for an election or vote by one or more Partners required pursuant to Section 11.1 hereof, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners.

         11.7 Termination of Partnership and Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 11.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

         11.8 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 11.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

         11.9 Waiver of Partition. Each Partner hereby waives any right to partition of the Partnership property.

                                   ARTICLE 12
                                POWER OF ATTORNEY

         12.1     Power of Attorney.

                  (a) Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to, and provided that any action taken pursuant to the power granted to any such Person pursuant to this Section 12.1 is not inconsistent with any other provision of this Agreement,:

                           (i) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (B) all instruments that the General Partner or Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement as permitted in and in accordance with this Agreement; (C) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, but not limited to, a certificate of cancellation; (D) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Articles 8 or 11 hereof or the Capital Contribution of any Partner; and (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

                           (ii) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or Liquidator, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General

                                    Partner or Liquidator, to effectuate the terms or intent of this Agreement.

                  (b)      The foregoing grant of authority:

                           (i) is a special power of attorney coupled with an interest in favor of the General Partner and, as such, shall be irrevocable and shall survive the dissolution of all or any of the Limited Partners; and

                           (ii) may be exercised for each Limited Partner by a signature of the General Partner or by listing the names of all the Limited Partners and executing any instrument with the signature of the General Partner acting as attorney-in-fact for all of them.

                  (c) Nothing contained herein shall be construed as authorizing the General Partner or Liquidator to amend this Agreement except in accordance with the terms of Section 13.1 hereof or as may be otherwise expressly provided for in this Agreement.

         12.2 Duration of Power. The power of attorney granted herein is hereby declared to be irrevocable and a power coupled with an interest in recognition of the fact that each of the Partners will be relying upon the power of the General Partner or Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest, shall survive the Incapacity of the Limited Partner, and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any action taken by the General Partner or Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, reasonably deems necessary to effectuate this Agreement and the purposes of the Partnership.


                                   ARTICLE 13
                                  MISCELLANEOUS

         13.1     Amendments.

                  (a) Amendments to this Agreement may be proposed by the General Partner and the General Partner shall submit any proposed amendment to all of the Limited Partners entitled to vote thereon or Approve. The General Partner shall seek the Approval of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. Except as provided in Section 13.1(b) or 13.1(c), a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Approval of a Majority in Interest of all Partners.

                  (b) Notwithstanding Section 13.1(a) hereof, the General Partner shall have the power, without the Approval of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                           (i) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                           (ii) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

                           (iii) to set forth the designations, rights powers, duties and preferences of the holders of any additional Partnership Interests issued pursuant to Section 7.3 hereof;

                           (iv)     to reflect any change that does not
                                    adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

                           (v) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling, or regulations of a federal or state agency or contained in federal or state law.

The General Partner shall provide notice promptly to the Limited Partners when any action under this Section 13.1(b) is taken.

                  (c) Notwithstanding Sections 13.1(a) and 13.1(b) hereof, this Agreement, including any definitional provisions under Article 1 hereof, shall not be amended without the Approval of each Partner adversely affected if such amendment would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest, (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5 or the allocations specified in
Article 5 or Article 11 in a manner adverse to such Partner (except as permitted pursuant to Section 3.2 and Section 11.1(b)(iii) hereof), (iv) cause the termination of the Partnership prior to the time set forth in Sections 2.9 or
11.1 hereof, or (v) amend Section 2.8, Section 2.9, Section 6.2, Article 11 or any provision of this Section 13.1(c).

         13.2     Meetings of the Partners.

                  (a) Meetings of the Partners may be called by the General Partner. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven Business Days nor more than 30 Business Days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Approval of Partners is permitted or required under this Agreement, such vote or Approval may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in the definition of "Approved" or "Approval" or
Section 13.2(b) hereof. Except as otherwise expressly provided in this Agreement, the Approval of holders of a Majority in Interest of the Limited Partners shall control.

                  (b) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if, at least five Business Days prior to the taking of such action, written notice is sent to all Partners whose vote or Approval is required with respect to such action, and a written consent setting forth the action so taken is signed by a Majority in Interest of the Partners (or such other percentage as is expressly required by this Agreement) whose vote or consent is required with respect to such action. Such consent may be in one instrument or in several instruments and shall have the same force and effect as a vote of a Majority in Interest of the Partners (or such other percentage as is expressly required by this Agreement) whose vote or consent is required with respect to such action. Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

                  (c) Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Limited Partner executing such proxy.

                  (d) Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in his sole discretion.

         13.3 Complete Agreement. This Agreement and each agreement referred to herein and therein constitutes the complete and exclusive statement of the agreement between the Partners and replaces and supersedes any other oral or written agreements by and among the Partners or any of them.

         13.4 Governing Law. This agreement and the rights of the parties hereunder shall be governed by, interpreted and enforced in accordance with, the internal laws (exclusive of the choice of law provisions thereof) of the State of Delaware as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

         13.5 Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, and their respective distributes, successors and assigns.

         13.6 Headings. All headings, title or captions herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         13.7 Severability. If any provision of this Agreement or the application thereof to any Person or circumstances is or becomes invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.

         13.8 Multiple Counterparts; Facsimile Signatures. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. However, in making proof hereof it shall be necessary to produce only one copy hereof signed by the party against whom enforcement is sought. Each party hereto hereby acknowledges the effectiveness of, and agrees to accept, facsimile signatures of any other party hereto for purposes of executing this Agreement; provided, however, that any party executing this Agreement by facsimile signature shall provide the General Partner with the number of original signatures pages as the General Partner may specify as soon as is practicable following a request for same by the General Partner.

         13.9 Execution of Documents. Each party hereto agrees to execute, with acknowledgment or affidavit, if required, any and all documents and writings which may be necessary or expedient in connection with the achievement of the Partnership's purposes, specifically including the amendment to the Partnership's Certificate contemplated by the terms hereof and all further amendments thereto or cancellation thereof.

         13.10 Reliance on Authority. In no event shall any Person dealing with the General Partner be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expediency of any act or action of the General Partner; and every contract, agreement, deed, mortgage, promissory note, or other instrument or document executed by the General Partner with respect to the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and/or delivery thereof, this Agreement was in full force and effect, (ii) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership and all of the Partners thereof, and (iii) the General Partner was duly authorized and empowered to execute and deliver any and every such instrument or documents for and on behalf of the Partnership.

         13.11 No Third Party Beneficiary. Except as otherwise provided herein, this Agreement is made solely and specifically among and for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

         13.12 References to this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

         13.13 Notices. All notices and other communications provided for herein shall be given or made by telex, telecopy, facsimile, telegraph, cable or in writing and telexed, telecopied, faxed, telegraphed, cabled, mailed or delivered to the intended recipient at the address set forth in the books and records of the Partnership. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when received by telex, telecopy, facsimile, telegraph or cable or personally delivered by a courier service or, by mail, postage prepaid and return receipt requested, in each case, given or addressed as aforesaid. Any party hereto may, at any time by giving ten Business Days' prior written notice to the other parties hereto, designate any other address in substitution of the foregoing address to which such notice shall be given.

         13.14 Title to Partnership Property. Title to Partnership property, whether real, personal or mixed and whether tangible or intangible, and all interests in such property shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership property or any portion thereof except as a Partner in the Partnership. Title to any or all of the Partnership property may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership property for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such property to be vested in the Partnership as soon as reasonably practicable. All Partnership assets and properties shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership property is held.

         13.15 Reliance on Authority of Person Signing Agreement. In the event that a Partner is any Person other than a natural person, neither the Partnership nor any Partner shall (i) be required to determine the authority of the Person signing this Agreement to make any commitment or undertaking on behalf of such first Person or to determine any fact or circumstance bearing upon the existence of the authority of such Person; or (ii) be required to see to the application or distribution of proceeds paid or credited to persons signing this Agreement on behalf of such first Person.

         13.16 Waiver. No failure by any party to insist upon strict performance of any covenant, duty, agreement or condition of this Agreement or to the exercise of any right or remedy resulting from a breach thereof shall constitute, or be deemed to constitute, a waiver of any such breach or any other covenant, duty, agreement or condition.

         IN WITNESS WHEREOF, the General Partner and the Limited Partner have executed this Agreement on the date set forth opposite their signatures.


                      SIGNATURE PAGES OF PARTNERS ATTACHED

         This signature page is attached to that certain Limited Partnership Agreement of OLY HIGHTOP PARENT, L.P.

                              GENERAL PARTNER:

                              OLY HIGHTOP PARENT GP, LLC, a Texas limited liability company

                              By: Oly Hightop Holding, L.P., its Member

                              By: Oly Hightop, LLC, its General Partner

                              By: Oly Hightop, L.P., its Member

                              By: Oly Hightop Two GP, LLC, its General Partner

                              By: Oly Real Estate Partners II, L.P., its Member

                              By: Oly REP II, L.P., its General Partner

                              By: Oly Fund II, LLC, its General Partner

Date: September 22, 1999                            By: /s/ DAVID B. DENIGER
                                                       -------------------------
                                                    Name:   David B. Deniger
                                                         -----------------------
                                                    Title: President
                                                           ---------------------

         This signature page is attached to that certain Limited Partnership Agreement of OLY HIGHTOP PARENT, L.P..

                             COMMON LIMITED PARTNER:

                             OLY HIGHTOP HOLDING, L.P., a Delaware limited partnership

                             By: Oly Hightop, LLC, its General Partner

                             By: Oly Hightop, L.P., its Member

                             By: Oly Hightop Two GP, LLP, its General Partner

                             By: Oly Real Estate Partners II, L.P., its Member

                             By: Oly REP II, L.P., its General Partner

                             By: Oly Fund II, LLC, its General Partner


Date:    September 22, 1999             By: /s/ DAVID B. DENIGER
                                           --------------------------------
                                        Name: David B. Deniger
                                             ------------------------------
                                        Title: President
                                              -----------------------------

                                     ANNEX I

                           PUT OPTION EXERCISE NOTICE

         The undersigned hereby irrevocably elects to exercise its Put Option pursuant to Section 8.8(b) of the Limited Partnership Agreement of Oly Hightop Parent, L.P. (the "Agreement") to cause the Partnership to purchase all of the Put Units held by the undersigned and herewith requests payment of the Put Option Exercise Price (such payment being in cash or check payable to the order of the undersigned) on the terms and conditions specified in the Agreement. (Capitalized terms not defined herein shall have the meaning given them in the Agreement.)

         The undersigned hereby represents and warrants that: (i) the undersigned is the record or beneficial owner of the Put Units conveyed by this Put Option Exercise Notice, and (ii) the undersigned has good and indefeasible title to all of the Put Units conveyed by this Put Option Exercise Notice, free and clear of all liens, claims, security interests or other encumbrances.

         The undersigned hereby requests that payment for the Put Units be delivered to:


--------------------------------------------------------------------------------
                                     (Name)


--------------------------------------------------------------------------------
                                    (Address)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
             (Social Security or other taxpayer identifying number)

Dated:                     , 19
      ---------------------    ----

Name of Registered Owner:
                         -------------------------------------------------------

--------------------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Social Security or other taxpayer identifying number)



Signature:
          ----------------------------------------------------------------------



                                   Annex I - 1

IMPORTANT:        ALL SIGNATURES MUST BE GUARANTEED IN THE SPACE
                  PROVIDED BELOW BY A FIRM THAT IS A MEMBER OF A
                  NATIONAL SECURITIES EXCHANGE OR OF THE NATIONAL
                  ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A
                  COMMERCIAL BANK OR TRUST COMPANY LOCATED IN THE
                  UNITED STATES OF AMERICA.

SIGNATURE GUARANTEE:

Name:
     ---------------------------------------------------------------------------
                                 (please print)

By:
   -----------------------------------------------------------------------------
Title:
      --------------------------------------------------------------------------



                                   Annex I - 2